UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

______________________________________

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______________________________________
PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTHENA CORPORATION PLC
Registered in Ireland - No. 518146
25-28 North Wall Quay, Dublin 1, Ireland
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2014
To the Shareholders of Prothena Corporation plc:
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (“Annual Meeting”) of Prothena Corporation plc, an Irish public limited company (the “Company”), will be held on Wednesday, May 21, 2014, at 8:00 a.m. local time, at the Four Seasons Hotel Dublin, Simmonscourt Road, Dublin 4, Ireland for the following purposes:

1.
By separate resolutions, to re-elect Drs. Dale B. Schenk and Dennis J. Selkoe and Mr. Richard T. Collier as directors to hold office until no later than the 2017 annual general meeting of shareholders or until their successors are elected;

2.
To ratify the selection, in a non-binding vote, by the audit committee of the Board of Directors, of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014 and to authorize, in a binding vote, the audit committee to determine the auditors’ remuneration;

3.
To approve the Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan (the “Amended and Restated 2012 Plan”) which would, among other things, increase the number of ordinary shares authorized for issuance under the Amended and Restated 2012 Plan from 2,650,000 ordinary shares to 5,550,000 ordinary shares, which represents an increase of 2,900,000 ordinary shares; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2013, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting. There is no requirement under Irish law that such statements be approved by the shareholders, and no such approval will be sought at the Annual Meeting. For the purposes of the Company’s Memorandum and Articles of Association, Proposals 1 and 2 and the receipt and consideration of the Irish Statutory Accounts by the Company at the Annual Meeting are deemed to be ordinary business and Proposal 3 is deemed to be special business. Only shareholders who owned our ordinary shares at the close of business on March 17, 2014 can vote at this meeting or any adjournments that take place. Each shareholder of record will be entitled to one vote per ordinary share on each matter submitted to a vote of the shareholders, as long as those shares are represented at the Annual Meeting, either in person or by proxy.
Our Board of Directors recommends that you vote FOR the re-election of Drs. Dale B. Schenk and Dennis J. Selkoe and Mr. Richard T. Collier as described in Proposal No. 1, FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm and the authorization, in a binding vote, of the audit committee to determine remuneration therefor as described in Proposal No. 2, and FOR the Amended and Restated 2012 Plan as described in Proposal No. 3.
For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, some shareholders may not receive paper copies of our proxy materials. We intend to send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report and Irish Statutory Accounts, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials free of charge, if they so choose.
The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper or email copy of the Proxy Statement, our Annual Report to Shareholders, our Irish Statutory Accounts and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors

Dr. Lars G. Ekman
Chairman of the Board of Directors
Dublin, Ireland
March 31, 2014

PROTHENA CORPORATION PLC
Registered in Ireland - No. 518146
25-28 North Wall Quay, Dublin 1, Ireland
PROXY STATEMENT
FOR THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 21, 2014
The Board of Directors of Prothena Corporation plc is soliciting your proxy to vote at the Annual General Meeting of Shareholders to be held on Wednesday May 21, 2014, at 8:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Four Seasons Hotel Dublin, Simmonscourt Road, Dublin 4, Ireland.
We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Accordingly, on or about April 2, 2014, we are making this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting of Shareholders and our Annual Report to Shareholders, available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of March 17, 2014 (the “Record Date”). Our Irish Statutory Accounts will be available on or about April 4, 2014 and will also be available on the Internet. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying Proxy Card, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Prothena are ordinary shares, $0.01 par value per share (the “ordinary shares”), of which there were 21,903,030 ordinary shares outstanding as of the Record Date. A quorum of shareholders is necessary to hold a valid meeting and requires that the shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present in person at the Annual Meeting or represented by proxy.
In this Proxy Statement, we refer to Prothena Corporation plc as the “Company,” “Prothena,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Prothena’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.
The Company’s Annual Report to Shareholders, which contains consolidated financial statements as of and for the year ended December 31, 2013, accompanies this Proxy Statement. You also may obtain a paper copy of the Company’s Annual Report on Form 10-K for fiscal 2013 that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by writing to our Secretary at the above address. The Company’s Annual Report on Form 10-K is also available in the “Financials & Filings” section of our website at http://ir.prothena.com.

THE PROXY PROCESS AND SHAREHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 21,903,030 ordinary shares issued and outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our ordinary shares, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, who in turn hold through The Depository Trust Company (“DTC”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote FOR:

•
by separate resolutions, the re-election of Drs. Dale B. Schenk and Dennis J. Selkoe and Mr. Richard T. Collier as directors to hold office until no later than our 2017 annual general meeting of shareholders; and

•
the ratification, in a non-binding vote, of the selection by the audit committee of our Board of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014 and to authorize, in a binding vote, the audit committee to determine the auditors’ remuneration; and

•
the approval of Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan (the “Amended and Restated 2012 Plan”) which would, among other things, increase the number of ordinary shares authorized for issuance under the Amended and Restated 2012 Plan from 2,650,000 ordinary shares to 5,550,000 ordinary shares, which represents an increase of 2,900,000 ordinary shares.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.
For all proposals you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by proxy over the Internet, follow the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials.

•	To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, who in turn hold through DTC, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted?
With respect to Proposal Nos. 1, 2 and 3, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for approval.
If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on Proposal Nos. 1 and 3, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. However, “broker non-votes” will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. With respect to Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.
If shareholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions and broker non-votes will not, however, be considered votes cast at the Annual Meeting. Because the approval of all of the proposals is based on the votes cast at the Annual Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.
How many votes do I have?
On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, Irish company law and our Memorandum and Articles of Association, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.
How do I vote via Internet or telephone?
You may vote by proxy via the Internet by following the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 20, 2014. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “For” the election of the three nominees for director, “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and authorization of the audit committee to determine the auditors’ remuneration, and “For” the approval of the Amended and Restated 2012 Plan. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•
You may send a written notice that you are revoking your proxy to our Secretary at 25-28 North Wall Quay, Dublin 1, Ireland. Your notice must be received no later than 1 hour before the date and time of the Annual Meeting, provided however that where such revocation is given in electronic form it must be received by the Secretary at least 24 hours before the commencement of the Annual Meeting.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are shareholder proposals due for next year’s Annual Meeting?
In accordance with SEC rules, including Rule 14a-8 of the Exchange Act, shareholders may submit to us proposals on matters appropriate for shareholder action at meetings of our shareholders. In order to be considered for inclusion in next year’s proxy materials, your proposal must comply with the requirements of Rule 14a-8 and be submitted in writing by December 10, 2014, to our Secretary at 25-28 North Wall Quay, Dublin 1, Ireland; provided that if the date of next year’s annual general meeting is greater than 30 days from May 21, 2015, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual general meeting. You are also advised to review our Memorandum and Articles of Association, which contain additional requirements about advance notice of director nominations.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the ordinary shares issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 21,903,030 ordinary shares outstanding and entitled to vote. Accordingly, 10,951,516 ordinary shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company’s Memorandum and Articles of Association provides that at least one-third of the directors serving on the Board shall come up for re-election at a given annual general meeting, and that directors must come up for re-election at the third annual general meeting subsequent to their appointment to the board. Except as otherwise provided by law, vacancies on the Board may be filled only by ordinary resolution or the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve until the subsequent annual general meeting and until such director’s successor is elected and qualified, unless they resign or are removed.
The Board currently consists of six directors, divided into the following groups:

•	Drs. Dale B. Schenk and Dennis J. Selkoe and Mr. Richard T. Collier, whose current terms will expire at the Annual Meeting;

•	Mr. Shane Cooke, whose current term will expire at the annual general meeting of shareholders to be held in 2015; and

•	Drs. Lars G. Ekman and Christopher S. Henney, whose current terms will expire at the annual general meeting of shareholders to be held in 2016.
At each annual general meeting of shareholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until no later than the third subsequent annual general meeting of shareholders.
Drs. Schenk and Selkoe and Mr. Collier have been elected by the Board to stand for re-election. Each director to be elected will hold office from the date of their election by the shareholders until no later than the third subsequent annual general meeting of shareholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named herein. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares may be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected if they receive an affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RE-ELECTION OF EACH NAMED NOMINEE.
The following table sets forth, for the nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held with the Company as of March 17, 2014:

Name	Age	Position/Office Held With the Company	Director Since
Directors whose terms expire at the 2014 Annual Meeting of Shareholders
Dr. Dale B. Schenk	56	Director, President and Chief Executive Officer	2012
Richard T. Collier(1)(2)(3)	60	Director	2012
Dr. Dennis J. Selkoe(2)(3)	70	Director	2013

Director whose term expires at the 2015 Annual Meeting of Shareholders
Shane Cooke	51	Director	2012

Directors whose terms expire at the 2016 Annual Meeting of Shareholders
Dr. Lars G. Ekman(1)(2)	64	Chairman of the Board	2012
Dr. Christopher S. Henney(1)(3)	73	Director	2013

(1)	Member of the Audit Committee of the Board.

(2)	Member of the Compensation Committee of the Board.

(3)	Member of the Nominating and Corporate Governance Committee of the Board.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominee for Election to a Three-Year Term Expiring at the 2017 Annual Meeting of Shareholders
Dr. Dale B. Schenk has served as a director and the President and Chief Executive Officer of Prothena since December 2012. Prior to Prothena, Dr. Schenk was appointed the Head of Neotope Biosciences in March 2009, in addition to his role as Chief Scientific Officer and Executive Vice President at Elan Corporation, plc (now Elan Corporation Limited, or “Elan”), to which he was promoted in August 2007 from his role as Chief Scientific Officer and Senior Vice President at Elan, to which he was appointed in November 2004. In his roles at Elan he provided the leadership and scientific direction for Elan’s research and development programs. Prior to joining Elan, Dr. Schenk was a founding scientist of Athena Neurosciences which was acquired by Elan. Dr. Schenk has pioneered the immunotherapeutic approach for the treatment of amyloidosis, as exemplified for Alzheimer’s disease. Dr. Schenk earned his BA and PhD in Pharmacology and Physiology from the University of California, San Diego. We believe Dr. Schenk’s scientific background and executive experience make him qualified to serve on our Board.
Mr.  Richard T. Collier has served as a director of Prothena since December 2012. Mr. Collier is currently an Adjunct Professor of Law at The Temple University Beasley School of Law in Philadelphia, where he has taught Drug and Medical Device Law since 2004. He has nearly twenty-five years of experience in executive positions in the global pharmaceutical and biotechnology industries. Among other positions, Mr. Collier served as Senior Vice President and General Counsel in three publicly-traded global pharmaceutical companies: Rhone-Poulenc Rorer Inc.; Pharmacia & Upjohn Company; and Pharmacia Corporation. Most recently, Mr. Collier served as Executive Vice President and General Counsel of Elan. Prior to his corporate career, Mr. Collier was in the private practice of law at two leading Philadelphia-based law firms and served with the U.S. Federal Trade Commission in Washington, D.C. and the U.S. Department of Justice in Philadelphia. Mr. Collier earned both his BA and JD from Temple University. We believe Mr. Collier’s legal and executive experience in the life sciences field make him qualified to serve on our Board.
Dr. Dennis J. Selkoe has served as a director of Prothena since July 2013. Dr. Selkoe is currently the Vincent and Stella Coates Professor of Neurologic Diseases at Harvard Medical School and co-director of the Center for Neurologic Diseases at Brigham and Women’s Hospital in Boston. Dr. Selkoe was the principal founding scientist and served as a director of Athena Neurosciences until it was acquired by Elan in 1996. Dr. Selkoe previously served on the board of directors of Elan until May

2013. Dr. Selkoe earned his BA from Columbia University in history and his MD from the University of Virginia School of Medicine. We believe Dr. Selkoe’s scientific background and executive experience make him qualified to serve on our Board.
Director Continuing in Office Until No Later than the 2015 Annual Meeting of Shareholders
Mr. Shane Cooke has served as a director of Prothena since December 2012. Mr. Cooke is President of Alkermes plc and previously was Head of Elan Drug Technologies (“EDT”) and Executive Vice President of Elan from 2007 until the merger between EDT and Alkermes, Inc. in September 2011. Mr. Cooke concurrently served as Chief Financial Officer of Elan from 2001 to May 2011 and as a director of Elan from May 2005 to September 2011. Prior to joining Elan, Mr. Cooke was Chief Executive of Pembroke Capital Limited, an aviation leasing company of which he was a founder. Mr. Cooke also previously held a number of senior positions in finance in the banking and aviation industries. Mr. Cooke is a chartered accountant and a graduate of University College Dublin, Ireland. We believe Mr. Cooke’s executive management experience and financial background make him qualified to serve on our Board.
Directors Continuing in Office Until No Later than the 2016 Annual Meeting of Shareholders
Dr. Lars G. Ekman has served as Chairman of the Board of Prothena since December 2012. Dr. Ekman is a board certified surgeon and has held several clinical and academic positions in both the United States and Europe. He served as a director of Elan from May 2005 until December 2012. He transitioned from his role as Elan’s President of R&D in 2007 to serve solely as a non-executive director. He joined Elan as Executive Vice President and President, Global R&D, in 2001. Prior to joining Elan, Dr. Ekman was Executive Vice President, R&D, at Schwarz Pharma AG since 1997. From 1984 to 1997, Dr. Ekman was employed in a variety of senior scientific and clinical functions at Pharmacia (now Pfizer). Dr. Ekman earned his PhD and MD from the University of Gothenburg, Sweden. He serves as an executive partner to Sofinnova Ventures and is a director of Amarin Corporation plc, Cebix Incorporated, InterMune, Inc., Ocera Inc and chairman of the board of Sophiris Bio Inc. We believe Dr. Ekman’s R&D and executive experience and service as a director on other boards make him qualified to serve on our Board.
Dr. Christopher S. Henney has served as a director of Prothena since March 2013. Dr. Henney is currently the Chairman and a director of each of Oncothyreon, Inc. and Anthera Pharmaceuticals, Inc., both biotechnology companies. He is also vice-chairman and a director of Cyclacel Pharmaceuticals, Inc., a pharmaceutical company. Dr. Henney previously served as a director of AVI BioPharma Inc. (now Sarepta Therapeutics, Inc.), a pharmaceutical company, from March 2009 until June 2010, and Mymetics Corporation, a biotechnology company, from March 2012 to November 2012. From 1995 until his retirement in 2004, Dr. Henney served as Chairman and Chief Executive Officer of Dendreon Corporation, a biotechnology company he co-founded. Dr. Henney was previously a co-founder and Chief Scientific Officer of Immunex Corporation and ICOS Corporation. Dr. Henney earned his BSc with honors in medical biochemistry, his PhD in experimental pathology and his DSc for contributions to the field of immunology from the University of Birmingham, England. We believe Dr. Henney’s scientific background, executive experience and myriad directorships make him qualified to serve on our Board.
Executive Officers
The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Dr. Gene G. Kinney	45	Chief Scientific Officer and Head of Research and Development
Dr. Martin Koller	63	Chief Medical Officer
Tran B. Nguyen	40	Chief Financial Officer
Dr. Tara Nickerson	41	Chief Business Officer
Karin L. Walker	50	Controller, Chief Accounting Officer and Head of Accounting
Dr. Gene G. Kinney has served as our Chief Scientific Officer and Head of Research and Development since December 2012. He was previously the Senior Vice President of Pharmacological Sciences for Elan Pharmaceuticals, Inc. (“EPI”) from April 2011, and Vice President, Pharmacology for EPI from June 2009 to April 2011. Dr. Kinney also served as Head of Nonclinical Research for Janssen Alzheimer Immunotherapy R&D from September 2009 to October 2012. Prior to joining Elan, Dr. Kinney was Senior Director, Head of Central Pharmacology and acting lead for Bioanalytics & Pathology at the Merck Research Laboratories. During his tenure at Merck, Dr. Kinney contributed to the strategic direction and oversight of drug discovery activities and led a number of nonclinical discovery and clinical development programs targeted for the treatment of neurodegenerative and psychiatric conditions. Dr. Kinney has also held positions at Bristol-Myers Squibb and was an Assistant Professor at the Emory University School of Medicine, Department of Psychiatry and Behavioral Sciences. Dr. Kinney earned his BA from Bloomsburg University and his MA and PhD from Florida Atlantic University.
Dr.  Martin Koller has served as our Chief Medical Officer since March 2013. Dr. Koller is a board-certified neurologist with over 20 years of pharmaceutical industry experience in drug development from Phases 1-4 and has been involved with a number of INDs and NDAs in several indications (e.g., Alzheimer’s disease, Multiple Sclerosis, cervical dystonia, pain, anti-epileptics, migraine, stroke, anxiety, depression). Most recently, Dr. Koller served as Chief Medical Officer of Sonexa Therapeutics, Inc., a privately held pharmaceutical company, from September 2009 to February 2013. Prior to Sonexa, Dr. Koller worked at Athena Neurosciences from 1994 to 1996 (when it was acquired by EPI) and then at EPI from 1996 to 2007 where he served as Vice President of Clinical Development from 2002 to 2007 overseeing a national, and then international, drug development group. From 2007 to September 2009, Dr. Koller was an independent consultant to various small and medium sized pharmaceutical and biotechnology companies. Dr. Koller also held past positions at Syntex Corporation and Wyeth Pharmaceuticals, Inc. Dr. Koller earned his BA from Franklin and Marshall College, his MD from the University of Maryland at Baltimore and his MPH with an emphasis in epidemiology from the University of Texas at Houston.
Mr. Tran B. Nguyen has served as our Chief Financial Officer since March 2013. Mr. Nguyen has over 15 years of finance experience in the healthcare, banking and private equity industries. From April 2010 to February 2011, Mr. Nguyen was Vice President, Chief Financial Officer of Somaxon Pharmaceuticals, Inc. and from February 2011 held the position of Senior Vice President, Chief Financial Officer until its sale in March 2013. Prior to Somaxon, from March 2009 to January 2010, Mr. Nguyen was Vice President, Chief Financial Officer and Investor Relations at Metabasis Therapeutics, Inc., until its sale in January 2010. Prior to Metabasis, from 2007 to January 2009, Mr. Nguyen was a Vice President in the Healthcare Investment Banking group at Citi Global Markets, Inc. Prior to Citi, from 2004 to 2007, Mr. Nguyen served in a variety of capacities as a healthcare investment banker at Lehman Brothers, Inc. Mr. Nguyen earned his BA in Economics and Psychology from Claremont McKenna College and his MBA from the Anderson School of Management at the University of California, Los Angeles.
Dr.  Tara Nickerson has served as our Chief Business Officer since March 2014. Dr. Nickerson previously served as Head of Corporate and Business Development from December 2012 to February 2014 and additionally as our Secretary from December 2012 to January 2014. Dr. Nickerson was previously Vice President and Head of Business Development at EPI from January 2012 and Senior Director of Corporate Strategy and Strategic Alliances, to which she was promoted in 2007 from Director, Corporate Strategy and Strategic Alliances. During her tenure at Elan, Dr. Nickerson was responsible for opportunity evaluation, diligence, negotiations and contracting for Elan external opportunities, and established a broad network of collaborations for Elan with academic investigators, not-for-profit disease-focused foundations and industry collaborators. Dr. Nickerson previously was a Senior Scientist at Axys Pharmaceuticals (acquired by Celera Genomics) from 2000 to 2002 where she led preclinical programs developing novel small molecule based therapeutics for oncology. Dr. Nickerson earned her BSc and PhD in Experimental Medicine from McGill University and her MBA from the University of California, Berkeley’s Haas School of Business.
Ms. Karin L. Walker has served as our Controller, Chief Accounting Officer and Head of Accounting since May 2013. From October 2012 to May 2013, Ms. Walker was Vice President, Finance and Chief Accounting Officer of Affymax, Inc., a biopharmaceutical company. From September 2009 to September 2012, Ms. Walker was Vice President, Finance and Corporate Controller at Amyris Inc., a biotechnology company. From June 2006 to August 2009, Ms. Walker was Vice President, Finance and Corporate Controller for CV Therapeutics, a biopharmaceutical company. Ms. Walker also held senior financial leadership roles at companies including Knight Ridder Digital, Accellion and Niku Corporation. Ms. Walker holds a B.S. degree in business from the California State Polytechnic University, San Luis Obispo and is a certified public accountant (CPA).
Independence of the Board of Directors
As required under NASDAQ rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.
The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers. Our Board has determined that, with the exception of Mr. Cooke, all non-employee members of our Board are independent. As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Information Regarding the Board of Directors and its Committees
Board Responsibilities; Risk Oversight
The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our chief executive officer and other members of management based on reports from our compensation committee. Following the end of each year, the Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, the Board is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and will review those items with the Board at regularly scheduled meetings.
Board Leadership
Our corporate governance guidelines specify that the positions of Chairman of the Board and Chief Executive Officer shall remain separate. Currently, Dr. Lars G. Ekman serves as Chairman of the Board. In his role as Chairman, Dr. Ekman presides over the executive sessions of the Board in which Dr. Schenk does not participate and serves as a liaison to Dr. Schenk and management on behalf of the other members of the Board. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Board Committees
Our Board has the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lars G. Ekman (1)	X	X	—
Christopher S. Henney (2)	Chair	—	X
Richard T. Collier (3)	X	X	Chair
Shane Cooke (4)	—	—	—
Dale B. Schenk (5)	—	—	—
Dennis J. Selkoe	—	Chair	X

(1)
Dr. Ekman was appointed to the Board in December 2012 and served as Chairman of the Board and on each of the audit, compensation and nominating and corporate governance committees. In January 2013, concurrent with Mr. Collier’s appointment as Chairman of the nominating and corporate governance committee and Mr. Cooke’s appointment as Chairman of the audit committee, Dr. Ekman ceased to be Chairman, but remained a member, of such committees. In July 2013, concurrent with Dr. Selkoe’s appointment as Chairman of the compensation committee, Dr. Ekman ceased to be a Chairman, but remained a member, of such committee, and ceased serving on the nominating and corporate governance committee.

(2)
In March 2013, Dr. Henney was appointed to the Board and each of the audit, compensation and nominating and corporate governance committees. In July 2013, Dr. Henney was appointed Chairman of the audit committee and, concurrent with Dr. Selkoe’s appointment to the Board and as Chairman of the compensation committee, ceased serving on such committee.

(3)
Mr. Collier was appointed to the Board in December 2012 and served on each of the audit, compensation and nominating and corporate governance committees. In January 2013, Mr. Collier was appointed Chairman of the nominating and corporate governance committee.

(4)
Mr. Cooke was appointed to the Board in December 2012 and served on each of the audit, compensation and nominating and corporate governance committees until July 2013, March 2013 and January 2013, respectively.

(5)	Dr. Schenk served on the nominating and corporate governance committee from January 2013 to March 2013.
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee reviews and reports to the Board on matters relating to the periodic financial reporting prepared by the Company; the determination and approval of the engagement and remuneration of the independent auditors; the independent auditors’ qualifications, performance and independence; the performance of any internal audit function and the corporate compliance functions; compliance with legal and regulatory requirements; our overall framework for internal control over financial reporting and other internal controls and processes; and our overall framework for risk management. The current members of our audit committee are Mr. Richard T. Collier and Drs. Lars G. Ekman and Christopher S. Henney. Dr. Henney serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Dr. Henney is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. All members of the audit committee meet such standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.prothena.com.
Compensation Committee
Our compensation committee reviews the Company’s compensation philosophy and policies with respect to executive and director compensation, fringe benefits and other compensation matters. The compensation committee reviews and recommends to the Board the compensation, terms and conditions of employment of the chief executive officer, and evaluates our chief executive officer’s performance in light of relevant individual and corporate goals and objectives. In addition, the compensation committee reviews and approves the individual and corporate goals and objectives of our other executive officers, as appropriate, that are periodically established and determines and approves the compensation and other terms of employment of these executive officers. The compensation committee also exercises all the powers of the Board to approve stock option and other awards and to generally administer our equity award plans. The current members of our compensation committee are Drs. Lars G. Ekman and Dennis J. Selkoe and Mr. Richard T. Collier. Dr. Selkoe serves as the chairperson of the committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of NASDAQ, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Each of the members of our compensation committee is also an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.prothena.com. For information on the processes and procedures followed by the Compensation Committee for the consideration and determination of executive compensation and the role of its compensation consultant and our chief executive officer, see “Summary of Named Executive Officer Compensation–Prothena 2013 Executive Officer Compensation.”
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for overseeing all aspects of our corporate governance functions on behalf of our Board. The nominating and corporate governance committee reviews, on an ongoing basis, the membership of the Board and its committees and the performance of the directors. The nominating and corporate governance committee identifies, reviews and evaluates new appointments to fill any vacancy that is anticipated or arises on the Board. The nominating and corporate governance committee reviews and makes recommendations to the Board regarding corporate governance issues, including changes in the functions of the various committees of the Board, succession plans for executive officers, director nominations and proposals by our shareholders and the policies, requirements, criteria and procedures in furtherance of the foregoing. The charter of the committee sets out the manner in which the performance evaluation of the Board, its committees and the directors is to be performed and by whom. The current members of our nominating and corporate governance committee are Mr. Richard T. Collier and Drs. Dennis J. Selkoe and Christopher S. Henney. Mr. Collier serves as the chairperson of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.prothena.com.
In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the interests, independence and experience of nominees and the independence and experience requirements of NASDAQ and SEC rules and regulations. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The nominating and corporate governance committee will consider director candidates recommended by shareholders. For a shareholder to make any nomination for election to the Board at an annual general meeting, the shareholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s registered office (Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland. Attention: Company Secretary) not less than 90 days and not more than 150 days prior to the one-year anniversary of the date the Company’s proxy statement was first released in connection with the prior year’s annual general meeting; provided, that if the date of the annual general meeting is more than 30 days from the one-year anniversary of the date of the prior year’s annual general meeting, the shareholder’s notice must be delivered, or mailed and received, not earlier than 150 days and no later than 90 days prior to the date of the annual general meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual general meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Memorandum and Articles of Association. As set forth in our Memorandum and Articles of Association, submissions must include the information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act and written consent from the proposed nominee to being named in the proxy statement as a nominee and to serving as a director of the Company. Our Memorandum and Articles of Association also specify further requirements as to the form and content of a shareholder’s notice. We recommend that any shareholder wishing to make a nomination for director review a copy of our Memorandum and Articles of Association, which is available, without charge, from our Secretary, at 25-28 North Wall Quay, Dublin 1, Ireland.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
During 2013, the Board met nine times, the audit committee met seven times, the compensation committee met five times, and the nominating and corporate governance committee met five times. During 2013, each of Drs. Ekman and Schenk and Messrs. Collier and Cooke were present at each meeting of the Board. Drs. Henney and Selkoe were appointed to the Board during 2013 and attended each meeting of the Board in 2013 held after their respective appointments. We encourage all of our directors and nominees for director to attend our annual general meeting of shareholders; however, attendance is not mandatory.
Shareholder Communications with the Board of Directors
Should shareholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary, at 25-28 North Wall Quay, Dublin 1, Ireland. The Secretary will forward the communication to the Board members.
Compensation Committee Interlocks and Insider Participation
During 2013, our compensation committee consisted of Dr. Lars G. Ekman, Mr. Richard T. Collier, Mr. Shane Cooke and Dennis J. Selkoe. None of the members of our compensation committee has at any time been one of our officers or employees. However, each of Dr. Ekman and Messrs. Collier and Cooke has served as an employee or officer of Elan or its subsidiaries, including as President of R&D (Dr. Ekman), General Counsel (Mr. Collier) and Chief Financial Officer (Mr. Cooke). None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers on our Board or compensation committee.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
AND AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE THEIR REMUNERATION
The audit committee is responsible for the appointment, remuneration and retention of our independent auditors. The audit committee has selected KPMG LLP, a registered public accounting firm, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2014, and our shareholders are being asked to ratify such appointment and to authorize the audit committee to determine KPMG LLP’s remuneration. Neither our Memorandum and Articles of Association nor other governing documents or law require shareholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our shareholders.
To be approved, the ratification of the selection of KPMG LLP as our independent registered public accounting firm and the authorization of the audit committee to determine KPMG LLP’s remuneration must receive a “For” vote from a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.
KPMG LLP has audited our financial statements since the year ended December 31, 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives of KPMG Ireland (as discussed below) are expected to be present at the Annual Meeting to present the Irish Statutory Accounts.
Dismissal of Independent Registered Public Accounting Firm
Prior to the separation and distribution, the carve-out combined financial statements of the Prothena business were audited by KPMG, Dublin, Ireland (“KPMG Ireland”), the Company’s independent registered public accounting firm. In connection with the separation and distribution from Elan, and in contemplation that the Company would be a “domestic” filer for reporting purposes under the Exchange Act, the Board determined that KPMG Ireland should resign as the independent registered public accountants of the Company, effective upon the completion of the separation and distribution, and engage an independent registered public accountant based in the United States for purposes of the Company’s filings with the SEC. In connection with the completion of the separation and distribution, which occurred on December 20, 2012, KPMG Ireland resigned and the Board approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012, effective upon completion of the separation and distribution.
KPMG Ireland audited the carve-out combined financial statements of the Prothena business for the fiscal years ended December 31, 2010 and 2011. For the fiscal years ended December 31, 2010 and 2011, no report by KPMG Ireland on the Company’s financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2010 and 2011 and the subsequent interim period through December 20, 2012, (i) there have been no disagreements with KPMG Ireland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG Ireland’s satisfaction, would have caused KPMG Ireland to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided KPMG Ireland with a copy of the disclosures contained herein and requested that KPMG Ireland furnish a letter addressed to the Commission stating whether it agreed with those disclosures. A copy of such letter, dated December 21, 2012, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on December 21, 2012.
Engagement of a New Independent Registered Public Accounting Firm
As noted above, in connection with the separation and distribution, the Board approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2012, such engagement to be effective upon consummation of the separation and distribution.

During the fiscal years ended December 31, 2010 and 2011, and during the subsequent interim period through December 20, 2012, neither the Company nor anyone acting on its behalf consulted KPMG LLP regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided or oral advice was provided that the new accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred by KPMG LLP and KPMG Ireland during the years ended December 31, 2013 and 2012. All fees described below were approved by the audit committee.
KPMG LLP

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$450,200	$232,000
Audit-Related Fees	—	—
Tax Fees(2)	20,820	—
All Other Fees	—	—
Total Fees	$471,020	$232,000

(1)	Audit Fees consisted of fees related to comfort letters, consents and our 2012 and 2013 audits and out of pocket expenses, including travel expenses, incurred by KPMG LLP.

(2)	Tax Fees consisted of fees for 2013 tax consultation and tax compliance services incurred by KPMG LLP.

KPMG Ireland

	Year Ended December 31,
	2013	2012
Audit Fees(3)	$56,800	$—
Audit-Related Fees	—	—
Tax Fees(4)	27,491	—
All Other Fees	—	—
Total Fees	$84,291	$—

(3)	Audit Fees consisted of fees related to statutory audits, comfort letters and consents.

(4)	Tax Fees consisted of fees for 2013 tax consultation and tax compliance services incurred by KPMG Ireland.
Pre-Approval Policies and Procedures
The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://ir.prothena.com.
The audit committee approved all audit, audit-related, tax and other services provided by KPMG LLP for 2013 and 2012 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.
The audit committee considered whether the non-audit services rendered by each of KPMG LLP and KPMG Ireland were compatible with maintaining each such auditor’s independence and concluded that they were so compatible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014 AND AUTHORIZING THE AUDIT COMMITTEE TO DETERMINE KPMG LLP’S REMUNERATION.

PROPOSAL NO. 3
PROTHENA CORPORATION PLC
AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN

GENERAL
On March 11, 2014, the Board adopted, subject to shareholder approval, the Amended and Restated 2012 Plan. The Amended and Restated 2012 Plan constitutes an amendment and restatement of the Prothena Corporation plc 2012 Long Term Incentive Plan (the “2012 Plan”). The effectiveness of the Amended and Restated 2012 Plan is subject to approval by the Company’s shareholders and is recommended by the Board.
Employees and consultants of the Company, its subsidiaries and affiliates, as well as members of the Board, are eligible to receive equity awards under the Amended and Restated 2012 Plan. The Amended and Restated 2012 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights (“SARS”), restricted shares, restricted share units, cash or stock-based performance awards and other share-based awards to eligible individuals.
Under the Amended and Restated 2012 Plan, we propose to increase the number of ordinary shares reserved for issuance under the Amended and Restated 2012 Plan, which we believe is necessary, to help ensure that the Company has a sufficient reserve of ordinary shares available to attract and retain the services of key individuals essential to the Company's long-term growth and success. In addition, as a relatively new public company, we are interested in reinforcing strong corporate governance practices, including with respect to equity awards. For this reason, the Amended and Restated 2012 Plan implements additional amendments to reflect compensation and governance best practices.
The Amended and Restated 2012 Plan amends and restates the 2012 Plan as set forth below:

•	Increases the aggregate number of ordinary shares available for issuance under the 2012 Plan by 2,900,000 ordinary shares, to a total of 5,550,000 ordinary shares;

•	Introduces a “fungible stock plan feature” whereby each award other than stock options or SARs (“Full Value Awards”) will be counted as 1.5 shares against the share reserve;

•
Allows the Company to grant cash incentive compensation (in addition to equity incentive compensation permitted under the 2012 Plan) that are intended to qualify as performance-based compensation exempt from the deduction limitation under Section 162(m) of the Code;

•	Applies annual limits on the number of ordinary shares (750,000 ordinary shares) and dollar amounts ($5,000,000) of awards that may be granted to an individual in any one calendar year;

•
Eliminates the provision that permits ordinary shares subject to stock options that are withheld or surrendered to satisfy the exercise price or tax obligations of any stock options or SARs to be used again for new grants under the Amended and Restated 2012 Plan; and

•
Provides that Full Value Awards made to employees or consultants will become vested over a period of not less than three years following the date of grant (or in the case of awards subject to performance-based vesting, over a period of not less than one year measured from the beginning of the period over which performance is evaluated), provided that such vesting may be accelerated upon certain terminations of service or a change in control.

In addition to the above, we are asking shareholders to approve the Amended and Restated 2012 Plan to satisfy the shareholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).
In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2012 Plan, as proposed to be amended in the form of the Amended and Restated 2012 Plan, is discussed below, and shareholder approval of this

Proposal No. 3 will be deemed to constitute approval of the material terms of the Amended and Restated 2012 Plan for purposes of the shareholder approval requirements of Section 162(m).
Shareholder approval of the Amended and Restated 2012 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended and Restated 2012 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Amended and Restated 2012 Plan performance goals for shareholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended and Restated 2012 Plan. Nothing in this proposal precludes us or the Compensation Committee of the Board from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).
If shareholders do not approve this Proposal No. 3, the 2012 Plan will continue in full force and effect subject to the limitations set forth in the 2012 Plan.
Reasonable Equity Dilution and Key Historical Equity Metrics
In its determination to approve the Amended and Restated 2012 Plan, our Board reviewed an analysis prepared by Mercer, its compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, and the costs of the Amended and Restated 2012 Plan.  Specifically, our Board considered that:

•
In 2013, we granted equity awards representing a total of approximately 1,973,500 ordinary shares (net of cancellation).  Our 2013 equity awards were primarily driven by our need to make initial grants to incentivize management and other employees in connection with and following our separation and distribution from Elan in December 2012. This level of equity awards represents a net burn rate of 10% of weighted average fully diluted ordinary shares outstanding (10% gross burn rate).

•
We have reviewed our request against our peer companies, our planned equity needs during the next three years, and against policies of our largest institutional shareholders and proxy advisory groups. Based on our review, the size of the request is reasonable and does fall within the allowable request range from a key proxy advisory firm.

•
In 2013, our end of year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our 2012 Plan by (ii) the number of our shares outstanding at the end of the fiscal year, was 12%.  If approved, the issuance of the additional shares to be reserved under the Amended and Restated 2012 Plan would dilute the holdings of shareholders by an additional 13% on a fully diluted basis, based on the number of ordinary shares outstanding as of March 1, 2014.  Based on our 2013 burn rate, if the Amended and Restated 2012 Plan is approved, we expect our overhang at the end of 2014 will be approximately 25% (including the shares that will be reserved for issuance under the Amended and Restated 2012 Plan).

In light of the factors described above, our Board believes the additional authorized shares being requested under the 2012 Plan represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all shareholders.
        The Company’s Board of Directors unanimously recommends a vote “FOR” the approval of the Amended and Restated 2012 Plan.
A summary of the principal provisions of the Amended and Restated 2012 Plan is set forth below. The summary is qualified by reference to the full text of the Amended and Restated 2012 Plan, which is attached as Appendix A to this Proxy Statement.

ADMINISTRATION
The Amended and Restated 2012 Plan may be administered by the Compensation Committee of the Board or such other Board committee (including the full board) as designated by the Board, provided that to the extent required by applicable law, the Amended and Restated 2012 Plan will be administered by a committee of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (such committee, the “Committee”). The Committee may in turn delegate to one or more members of the Board or one or more officers or managers of the Company or any subsidiary or affiliate the authority to perform administrative functions and with respect to awards granted to participants other than senior executives of the Company who are subject to Section 16 of the Exchange Act, to perform other functions as the Committee may determine to the extent permitted under applicable law.

The Committee has the authority to administer the Amended and Restated 2012 Plan, including the power to determine participants, affiliates, the types and sizes of awards, the price and timing of awards, the methods for settling awards, the method of payment for any exercise or purchase price, the forms of award agreements, any rules and regulations the Committee deems necessary to administer the Amended and Restated 2012 Plan, and the acceleration or waiver of any vesting restriction. The Committee also has the power and authority to interpret the terms of the Amended and Restated 2012 Plan and any award agreement thereunder.

Eligibility
Persons eligible to participate in the Amended and Restated 2012 Plan include all members of the Board, comprised of six persons following the Annual Meeting, approximately 40 employees, including five executive officers, and one consultant of the Company and its subsidiaries and affiliates, in each case, as determined by the Committee.

Limitation on Awards and Shares Available
Currently, the number of ordinary shares authorized for issuance under the 2012 Plan is 2,650,000. The Amended and Restated 2012 Plan's share reserve will be increased by 2,900,000 ordinary shares to 5,550,000 ordinary shares. In addition, the aggregate number of shares of common stock available for issuance under the Amended and Restated 2012 Plan will be reduced by 1.5 shares for each share of common stock delivered in settlement of any Full Value Award.
As of March 1, 2014, 46,676 ordinary shares had been issued pursuant to option exercises to the 2012 Plan, 2,435,824 ordinary shares were subject to outstanding options granted under the 2012 Plan (including 509,000 options granted between January 1, 2014 and March 1, 2014), no shares were subject to restricted stock or restricted stock unit awards granted under the 2012 Plan, and 167,500 ordinary shares remained available for future grant under the 2012 Plan. The closing price of our ordinary shares as of March 1, 2014 was $37.33 per share. The weighted average exercise price and weighted average remaining contractual term of outstanding options granted under all plans are $12.18 and 9.21 years, respectively. The ordinary shares covered by the Amended and Restated 2012 Plan may be authorized but unissued shares or reacquired shares, including shares purchased by the Company on the open market.
To the extent that any option or SAR is forfeited, terminated, settled in cash, or the shares subject to such award are withheld or surrendered, the shares subject to the award may be used again for new grants under the Amended and Restated 2012 Plan, provided that shares that are withheld or surrendered to satisfy the exercise price or tax withholding obligation for such option or SAR may not be used again for new grants under the Amended and Restated 2012 Plan. To the extent any Full Value Award is forfeited or terminated or otherwise not paid in full, or shares subject to such award are withheld or surrendered, the shares available under the Amended and Restated 2012 Plan will be increased by 1.5 shares subject to such award that is forfeited, terminated, not paid in full, withheld or surrendered. In addition, shares repurchased on the open market with proceeds from stock option exercises may not be used again for new grants under the Amended and Restated 2012 Plan. Upon the exercise of any award granted in tandem with any other awards, the related awards will be cancelled with respect to the number of shares as to which the award is exercised. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the Amended and Restated 2012 Plan.
In addition, Full Value Awards made to employees or consultants shall become vested over a period of not less than three years (or in the case of awards subject to performance-based vesting, over a period of not less than one year measured from the beginning of the period over which performance is evaluated); however, the Committee may provide that such vesting restrictions may lapse or be waived upon the a participant’s death, disability, retirement any other specified termination of service or in the event of a change in control.
The maximum number of ordinary shares that may be subject to one or more awards granted to a participant pursuant to the Amended and Restated 2012 Plan during a calendar year is 750,000 and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more awards payable in cash shall be $5,000,000.

AWARDS
The Amended and Restated 2012 Plan provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted shares, restricted share units, cash and stock-based performance awards, dividend equivalents and other share-based awards.
Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Amended and Restated 2012 Plan. The exercise price of any stock option granted pursuant to the Amended and Restated 2012 Plan will not be less than 100% of the fair market value of our ordinary shares on the date of grant. The term of each stock options will be determined by the Committee, but in no event will be longer than ten years after the date of grant. The terms of any incentive stock options shall comply in all respects with the provisions of Section 422 of the Code, including that incentive stock options will be granted within ten years from the earlier of the date of adoption or shareholder approval of the Amended and Restated 2012 Plan, as may be amended from time to time. The Committee may provide that any stock option will be exercisable with respect to shares that otherwise would not be then exercisable, provided that the participant enters into a form of restricted share agreement in connection with such exercise.
The Committee will determine the times at which a stock option may be exercised, the methods by which such exercise price may be paid, the form of payment, and the methods by which the shares will be delivered to the participant.
A SAR is the right to receive payment of an amount equal to the excess of the fair market value of an ordinary share on the date of exercise of the SAR over the fair market value of an ordinary share on the date of grant of the SAR. The Committee will determine the times at which a SAR may be exercised, the method of settlement, form of payment, and whether or not a SAR will be in tandem with any other award.
A restricted share award is the grant of ordinary shares at a per share purchase price determined by the Committee (which may equal zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions on vesting determined by the Committee are met. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares (except as described below with respect to restricted stock subject to performance-based vesting conditions). The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.
Restricted share units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the Committee. Like restricted shares, restricted share units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted shares, shares underlying restricted share units will not be issued until the restricted share units have vested, and recipients of restricted share units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.
Dividend equivalent awards entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants. Dividend equivalents may accrue on awards that vest based on the attainment of performance-based objectives, but shall not be payable unless and until such performance-based objectives are met. Additionally, the Amended and Restated 2012 Plan provides that dividend equivalents are not payable with respect to options or SARs.
The other types of awards that may be granted under the Amended and Restated 2012 Plan include performance awards and other share-based awards. Performance awards, including cash bonuses and performance stock units, which are denominated in ordinary shares or their cash equivalents, may be linked to any one or more performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Other share-based awards are compensation that may be payable in or otherwise based on ordinary shares, including, without limitation, unrestricted shares awarded purely as a bonus.
The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award.

AMENDMENT AND TERMINATION
The Board may terminate, amend, suspend or modify the Amended and Restated 2012 Plan at any time; provided, however, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or securities exchange rule. In addition, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or the base amount of outstanding SARs or to cancel outstanding options or SARs in exchange for cash, other awards, options or SARs with an exercise price or base amount less than that of the original options or SARs without shareholder approval.
No incentive stock options may be granted under the Amended and Restated 2012 Plan after the tenth anniversary of the date the Amended and Restated 2012 Plan was approved by the Board.
CHANGE IN CONTROL OR EQUITY RESTRUCTURING
If a Change in Control of the Company occurs (as defined in the Amended and Restated 2012 Plan), unless the Committee determines otherwise, all outstanding options and SARs that are not exercised shall be assumed or substituted by the surviving corporation and other outstanding awards shall be converted into similar awards of the surviving corporation. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any outstanding award: (i) provide that outstanding awards will accelerate or that restrictions thereon will lapse, as applicable; (ii) provide that holders of RSUs, performance awards, dividend equivalents and other share-based awards will receive a payment in settlement of such awards in an amount determined by the Committee; (iii) require that holders of options and SARs surrender their options and SARs in exchange for payment by the Company in an amount equal to the amount by which the then fair market value of the shares exceeds the exercise price of the options or the base amount of SARs, as applicable; or (iv) terminate any unexercised options and SARs after giving participants an opportunity to exercise their outstanding options and SARs.
The Committee shall make such equitable changes and adjustments as it deems appropriate in the event of a recapitalization, share split, reverse split, reorganization, merger, or other similar corporate transaction or event, including (i) adjusting the number and kind of shares issuable under the Amended and Restated 2012 Plan; the number and kind of securities issued or issuable in respect of outstanding awards; and the exercise price, grant price or purchase price of any award; and (ii) providing for a distribution of cash or property in respect of any award.
FEDERAL INCOME TAX CONSEQUENCES
With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met (e.g., the stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise), the participant will not recognize taxable income at the time of exercise of the incentive stock option. However, the excess of the fair market value of the common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements described above are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply, although the amount of income recognized by the participant will be the (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.
The current federal income tax consequences of other awards authorized under the Amended and Restated 2012 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture and restricted stock units will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

NEW PLAN BENEFITS
Awards under the Amended and Restated 2012 Plan are subject to the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended and Restated 2012 Plan or the benefits that would have been received by such participants if the Amended and Restated 2012 Plan had been in effect in the year ended December 31, 2013. See the Grants of Plan-Based Awards Table for a listing of equity awards granted to the Named Executive Officers during year ending December 31, 2013 under the 2012 Plan.

AWARDS GRANTED TO CERTAIN PERSONS GRANTED AS OF MARCH 1, 2014
The following table provides information with respect to awards granted under the 2012 Plan to our named executive officers, directors and employees as of March 1, 2014. As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the Amended and Restated 2012 Plan.

Name and Position	Number of Shares Underlying Option Grants	Weighted Average Exercise Price ($)
Dale Schenk, PhD	555,000	10.53
Gene Kinney, PhD	245,000	10.71
Tran Nguyen	225,000	11.35
All Current Executive Officers as a Group	1,397,000	11.45
All Directors Who Are Not Executive Officers	325,000	7.99
Richard T. Collier	50,000	6.41
Dr. Dennis J. Selkoe	50,000	16.42
All Employees Who Are Not Executive Officers as a Group	750,000	15.08
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROTHENA CORPORATION PLC AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our ordinary shares as of March 1, 2014 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;

•	each named executive officer as set forth in the summary compensation table below;

•	each of our directors; and

•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Ordinary shares subject to options that are currently exercisable or exercisable within 60 days of March 1, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our ordinary shares in the table is based on 21,902,937 ordinary shares issued and outstanding on March 1, 2014. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Prothena Corporation plc, 25-28 North Wall Quay, Dublin 1, Ireland.

	Ordinary Shares Beneficially Owned (1)
Name of Beneficial Owner	Ordinary Shares	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Shareholders:

FMR LLC(2) 245 Summer Street Boston, MA 02109	2,753,292	—	2,753,292	12.6%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	2,259,906	—	2,259,906	10.3
Entities affiliated with RA Capital Management(4) 20 Park Plaza, Suite 1200 Boston, MA 02116	1,641,167	—	1,641,167	7.5
Wellington Management Company, LLP(5) 280 Congress Street Boston, MA 02210	1,419,643	—	1,419,643	6.5
Entities affiliated with OrbiMed Advisors(6)601 Lexington Avenue, 54th Floor New York, NY 10022	1,202,000	—	1,202,000	5.5

Named Executive Officers and Directors:
Lars G. Ekman(7)	243	125,000	125,243	* %
Dale B. Schenk(8)	211	140,625	140,836	*
Richard T. Collier(7)	1,219	50,000	51,219	*
Shane Cooke	—	50,000	50,000	*
Christopher S. Henney	—	50,000	50,000	*
Dennis J. Selkoe(9)	4,208	—	4,208	*
Tran B. Nguyen	—	48,750	48,750	*
Gene G. Kinney(7)	293	62,500	62,793	*
Martin Koller	—	33,854	33,854	*
Tara Nickerson(7)	344	31,250	31,594	*
Karin L. Walker	—	—	—	*
All 11 directors and executive officers as a group(10)	6,518	591,979	598,497	3%

*	Represents beneficial ownership of less than one percent of the outstanding ordinary shares.

(1)
Represents ordinary shares held and options held by such individuals that were exercisable within 60 days of March 1, 2014. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 1, 2014.

(2)	As reported on the Schedule 13G/A filed with the SEC on February 14, 2014, FMR LLC has sole voting power with respect to 15,500 shares and sole dispositive power with respect to 2,753,292 shares.

(3)
As reported on Schedule 13G/A filed with the SEC on February 10, 2014, T. Rowe Price Associates, Inc. has sole voting power with respect to 387,481 shares and sole dispositive power with respect to 2,259,906 shares.

(4)
As reported on the Schedule 13G/A filed with the SEC on February 14, 2014, RA Capital Management, LLC and entities associated with it have shared voting and dispositive power with respect to an aggregate of 1,641,167 shares.

(5)
As reported on the Schedule 13G/A filed with the SEC on February 14, 2014, Wellington Management Company, LLP has shared voting power with respect to 482,788 shares and shared dispositive power with respect to 1,419,643 shares.

(6)
As reported on the Schedule 13G filed with the SEC on February 13, 2014, OrbiMed Advisors LLC and entities associated with it have shared voting and dispositive power with respect to an aggregate of 1,202,000 shares.

(7)	All ordinary shares are held directly by the individual.

(8)	Includes 161 ordinary shares held directly by Dr. Schenk and 50 ordinary shares held in a trust account which Dr. Schenk and his spouse are trustees.

(9)	Includes 2,845 ordinary shares held by Dr. Selkoe and 1,363 ordinary shares held directly by Dr. Selkoe’s spouse.

(10)
Includes 6,518 shares beneficially owned by our executive officers and directors, which includes 591,979 shares that may be acquired pursuant to the exercise of options within 60 days of March 1, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.
Director Compensation
Our non-employee directors, other than the chair of the Board, receive an annual retainer of $39,000, plus an additional $10,000 to recognize time and travel requirements to Ireland, where a majority of Board meetings are held. The chair of the Board receives an annual cash retainer of $54,000, plus an additional $10,000 to recognize time and travel requirements to Ireland for board meetings. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following committee fees:

Committee	Chair	Other Member
Audit committee	$15,000	$7,500
Compensation committee	10,000	5,000
Nominating and corporate governance committee	6,000	3,000
Other than the annual retainers and committee fees described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. Non-employee directors are entitled to receive an option to purchase 50,000 ordinary shares upon initial election or appointment to the Board. We do not expect to grant ongoing equity compensation during 2014 at this time, but future grants may be considered for future years. Options granted to non-employee directors will have a per share exercise price equal to the closing price on NASDAQ of Prothena ordinary shares on the date of grant. Each such option grant will vest in full on the first anniversary of the date of grant, subject to continued service on our Board. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board.
The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2013:

Name	Fees Eearned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Lars Ekman	81,369	—	536,013	—	617,409
Richard Collier	64,718	—	214,405	—	279,123
Shane Cooke	58,159	—	214,405	—	272,564
Christopher S Henney	52,533	—	234,820	—	287,353
Dennis Selkoe	27,688	—	569,760	—	597,448

(1)	Reflects board, committee chair and committee retainer fees earned during fiscal 2013.

(2)
The amounts in the “Stock Awards” and “Option Awards” column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are discussed in Note 9, “Share Based Compensation” of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These amounts do not correspond to the actual value that may be recognized by the directors.

(3)	At December 31, 2013, the following non-employee directors each held equity awards covering the following aggregate numbers of shares and units:

Name	Outstanding Options (Shares)	Outstanding Stock Awards (Units)
Lars Ekman	125,000	—
Richard Collier	50,000	—
Shane Cooke	50,000	—
Christopher S Henney	50,000	—
Dennis Selkoe	50,000	—

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION
As an “emerging growth company” under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Compensation provided to Executive Officers
The following summary compensation table shows, for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011, information regarding the compensation awarded to, earned by or paid to our three named executive officers. The compensation for fiscal 2011 and 2012 was paid by Elan, other than a portion of cash incentives earned for 2012.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)
Dale B. Schenk, Ph. D. (4)	2013	$462,115	—	$—	$1,954,890	$351,000	$16,362	$2,784,367
President and Chief	2012	$477,885	—	$599,999	$1,100,310	$287,442	100,767	$2,566,403
Executive Officer	2011	$449,423	95,519	$274,999	$822,413	$404,481	15,838	$2,062,673

Gene Kinney, Ph. D. (4)	2013	$349,154	—	$—	$857,620	$176,800	$13,885	$1,397,459
Chief Scientific Officer and	2012	$215,865	—	$462,504	$862,737	$88,298	15,172	$1,644,576
Head of Research and Development	2011	$175,961	100,125	$300,002	$799,994	$99,875	25,972	$1,501,929

Tran B. Nguyen (5)	2013	$253,846	25,000	$—	$865,134	$171,600	$220,799	$1,536,379
Chief Financial Officer

(1)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of RSUs and stock options granted, respectively, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
Represents annual incentive earned in the year specified, and paid out in the following year. For 2012, roughly 97% of the amount earned was funded by Elan and 3% was funded by Prothena, which represents the proportion of the performance year prior to and following the demerger, respectively. Payments for the 2012 cash bonuses were made by Prothena in February 2013.

(3)
For 2013, this amount includes employer 401(k) contributions and imputed income for life insurance in excess of $50,000. Employer 401(k) contributions to Dr. Schenk, Dr. Kinney and Mr. Nguyen in 2013, were $12,750, respectively. The aggregate cost of group term, group variable, universal, and dependent life insurance did not exceed $10,000 in any year for any named executive officer. For Mr. Nguyen, these amounts also includes $15,314 in commuting expenses and relocation expenses totaling $192,186, which includes a $65,247 tax gross up payment relating to his relocation.

(4)
Prior to October 2012, Drs. Schenk and Kinney were dual employees of Elan and Janssen Alzheimer Immunotherapy Research & Development, LLC (“JAI”). For Dr. Schenk, his service to Elan represented 95% of his full-time employment, while Dr. Kinney’s service to Elan represented 60% of his full-time employment. The amounts above do not include compensation provided by JAI.

(5)	Mr. Nguyen joined the Company as Chief Financial Officer in March 2013. In connection with his offer of employment, he received a $25,000 sign-on bonus which is reflected in the Bonus column.

Outstanding Equity Awards at 2013 Fiscal Year-End Table
The following table shows Company stock options outstanding on December 31, 2013, the last day of our fiscal year, to each of our named executive officers. The named executive officers did not have any unvested Company stock awards outstanding as of December 31, 2013. None of the named executive officers held any Elan options or unvested stock awards as of December 31, 2013.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($/S h)	Option Expiration Date
Name	Grant Date	Exercisable	Unexercisable

Dale Schenk, PhD (1)	1/29/2013	—	450,000	$6.03	1/29/2023

Gene Kinney, PhD (2)	1/29/2013	—	200,000	$6.41	1/29/2023

Tran Nguyen (3)	4/1/2013	—	180,000	$6.73	4/1/2023

The amounts in these columns reflect the number of outstanding stock options as of December 31, 2013.

(1)
Dr. Schenk’s option award was granted pursuant to his employment agreement and has a four-year vesting schedule from a vesting commencement date of January 29, 2013, with 25% of the shares subject to the option vesting on January 29, 2014, and the remainder vesting in equal monthly installments over three years.

(2)
Dr. Kinney’s option award was granted pursuant to his offer letter and has a four-year vesting schedule from a vesting commencement date of January 29, 2013, with 25% of the shares subject to the option vesting on January 29, 2014, and the remainder vesting in equal monthly installments over three years.

(3)
Mr. Nguyen’s option award was granted pursuant to his offer letter and has a four-year vesting schedule from a vesting commencement date of March 25, 2013, with 25% of the shares subject to the option vesting on March 25, 2014, and the remainder vesting in equal monthly installments over three years.

The option grants shown in the table above are subject to certain rights to acceleration of vesting upon certain qualifying terminations of employment and terminations of employment following a change in control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

Prothena 2013 Executive Officer Compensation
In reviewing this section, please note that we are an emerging growth company and under the JOBS Act are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and it is not a Compensation Discussion and Analysis.
Objectives and Philosophy of Our Executive Compensation Program
We recognize that our ability to excel as a Company depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our named executive officers and employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our named executive officers and employees.
For 2013, management engaged Mercer, an independent compensation consulting firm with experience in the life sciences sector, to continue to evaluate our levels and types of executive and director compensation. Among other objectives, we engaged Mercer to assist us in determining appropriate levels of cash and equity compensation for our officers, as well as determining the structure of our board compensation. Each year, the Compensation Committee reviews the independence of its compensation consultants and other advisors.  In performing its analysis, the Compensation Committee considers the factors set forth in the SEC rules and the NASDAQ listing requirements that recently became effective.  After review and consultation with Mercer, the Compensation Committee determined that Mercer is independent and there is no conflict of interest resulting from retaining Mercer currently or during the year ended December 31, 2013.
The principles and objectives of our compensation and benefits programs for our employees generally, and for our named executive officers specifically, are to:

•	attract, engage and retain individuals of superior ability, experience and managerial talent enabling us to be an employer of choice in the highly-competitive and dynamic biotechnology industry;

•	ensure compensation is closely aligned with our corporate strategies, business and financial objectives, operational needs, and the long-term interests of our shareholders;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success;

•	ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking; and

•	ensure that total compensation is fair, reasonable and competitive relative to both internal and external comparison points.
The compensation components described below simultaneously fulfill one or more of these principles and objectives.
Components of Our Executive Compensation Program
The individual components of our executive compensation program consist primarily of: (i) base salary, (ii) annual, performance-based bonuses, (iii) long-term equity incentives and (iv) retirement savings opportunities and various other employee benefits. In addition, we provide protection for post-termination benefits in certain instances. We determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent, the unique skills and experience of our named executive officers, the length of service of our named executive officers, our overall performance and other considerations we deem relevant. We expect our compensation committee to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal equity and consistency between named executive officers with similar levels of responsibility.
Each of the individual components of our named executive officers’ compensation is discussed in more detail below. We do not currently have any specific policies for allocating compensation between short- and long-term compensation or cash and non-cash compensation, although our strategy is to tie a greater percentage of total compensation to shareholder returns through the use of equity incentives. While we have identified particular compensation objectives that each component of our named executive officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above.
Base Salary
Base salaries for our named executive officers are determined by members of our compensation committee and other members of our Board based on their experience and review of industry surveys. Salaries are reviewed by our Compensation Committee on a periodic basis and may be adjusted from time-to-time.
Annual Performance-Based Bonuses
Prothena has adopted the Prothena Corporation plc Incentive Compensation Plan, which is designed to align the interests of participants with the interests of our shareholders. Each of our named executive officers is eligible to receive performance awards based on a target opportunity expressed as a percent of base salary (for 2013, 60% of base salary for Dr. Schenk and 40% of base salary for Dr. Kinney and Mr. Nguyen). The amount payable to each named executive officer is based on the attainment of pre-established corporate performance goals, which is subject to the discretion of the Compensation Committee, and the full Board in the case of our Chief Executive Officer. At the beginning of each year, the Board in consultation with the Chief Executive Officer establishes corporate objectives that it believes are the most significant goals for the Company in the upcoming year that are critical to the success of the Company in the short and long-term. The Company does not disclose the specific goals as they contain competitively sensitive information. In 2013, the pre-established corporate performance objectives included those as outlined in the below table:

Performance Category	Performance Objective	2013 Percentage Weighting Targeted
Corporate	Become a fully operational, independent company with organizational clarity	10%

R&D	Progress research and development portfolio to achieve primary 2013 milestones	60%

Business Development	Close partnership deal for antibody program	10%

Finance	Achieve cash and investor relation goals	20%

	Totals:	100%
In making a recommendation to the Board, the Compensation Committee considers actual results against the specific deliverables associated with the corporate objectives, the extent to which each goal was a significant stretch goal for the Company, whether significant unforeseen obstacles or changes in circumstances outside of the control of management altered the expected difficulty of achieving the goal or modified the desired results, and the extent to which economic assumptions underlying the performance targets were accurate. The corporate objectives established by the Board in 2013 were intended to be value-building and moderately difficult to achieve, but also included stretch objectives that were intended to be more difficult to achieve. All of the 2013 objectives summarized above were achieved by the Company. Additionally, the Board determined that the Company exceeded the corporate objectives for 2013, due in large part to the successful initiation of the NEOD001 Phase 1 Clinical Trial and achievement of the commercial objective of closing a partnership transaction with the signing of the License, Development and Commercialization Agreement with F. Hoffman-La Roche LTD in December 2013. Accordingly, the Board determined that the Company achieved the corporate objectives at 130% for 2013. 100% of the executive bonus compensation was tied to performance against the corporate objectives; accordingly each of the named executive officers was awarded a bonus equal to 130% of their target opportunity defined above. The 2014 cash incentive program is substantially similar to the 2013 program, except that 75% remains tied to corporate performance objectives and 25% of each executive’s target opportunity is tied to achievement of individual performance objectives. In regards to the Chief Executive Officer 100% of his target opportunity remains tied to corporate performance objectives.
Long-Term Equity Incentives
Prothena has adopted the 2012 Plan. The number of ordinary shares authorized under the 2012 Plan is 2,650,000 ordinary shares, which was approximately 15% of the outstanding Prothena ordinary shares as of the demerger from Elan. The 2012 Plan is an omnibus plan that provides for the award of stock options, stock appreciation rights, RSUs, performance units, dividend equivalents and other share-based awards. As this annual meeting, we are seeking approval from our shareholders to increase the share available for issuance under the Amended and Restated 2012 Plan to 5,550,000 ordinary shares, which represents an increase of 2,900,000 ordinary shares.
We believe that the achievement of our business and financial objectives should be reflected in the value of our equity, thereby increasing shareholder value. To that end, our named executive officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our shares. We believe that granting our named executive officers stock options provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, because vesting is based on continued employment, our stock option awards also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size and vehicle (options vs. RSUs vs. other award type) of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of factors, such as job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to Prothena and the size of prior equity grants.
The following table sets forth information regarding grants of option awards made during fiscal 2013 to our named executive officers. We did not grant any stock awards to our named executive officers during fiscal 2013.

Name	Grant Date	All Other Option Awards Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Dale Schenk, PhD (1)	1/29/2013	450,000	$6.03	$1,954,890
Gene Kinney, PhD (2)	1/29/2013	200,000	$6.41	$857,620
Tran Nguyen (3)	4/1/2013	180,000	$6.73	$865,134

(1)	Dr. Schenk’s option award was granted pursuant to the terms of his employment agreement.

(2)	Dr. Kinney’s option award was part of the initial post demerger equity award grants approved by the Board.

(3)
Mr. Nguyen’s grant was approved in connection with the commencement of his employment in March 2013. In December 2012, our Board adopted a policy pursuant to which the grant date of new-hire equity awards generally would be on the first business day of the month following the commencement of employment.

(4)	Amounts in this column represent stock option awards granted under the 2012 Plan.

(5)
The option exercise price per share is the closing price of our ordinary shares on NASDAQ on the date of grant, which represents the fair value of our ordinary shares on the same date, with the following exceptions:

•
Dr. Schenk’s option award exercise price is equal of the average per share closing price of Prothena’s ordinary shares over the period commencing on January 17, 2013 and ending on January 29, 2013; and

•
Dr. Kinney’s option award exercise price is equal to the average of the closing stock prices for the 25 trading day period immediately following December 20, 2012, the separation and distribution from Elan.

Employee Benefits
We provide standard employee benefits to our full- and part-time employees, including our named executive officers, in the United States (in the case of part-time, those that work 30 or more hours per week), including health, disability and life insurance and a 401(k) plan as a means of attracting and retaining our executives and employees.
Tax Considerations
Our Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our chief executive officer and each of the other named executive officers (other than our chief financial officer), unless compensation is performance-based. In approving the amount and form of compensation for our named executive officers in the future, the compensation committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m), if applicable.
Pension Benefits
We do not maintain any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans.
Offer Letters and Employment Agreements
Dale B. Schenk, Ph.D.
Prothena Biosciences Inc (“PBI”), a wholly-owned subsidiary of Prothena, has entered into an employment agreement with Dr. Schenk, which provides for at-will employment. Dr. Schenk receives an annual base salary of $450,000. The base salary will be reviewed by the Board at least annually and may be adjusted from time-to-time. Commencing in 2013, Dr. Schenk is eligible to receive an annual performance bonus, with 60% of his annual base salary being payable in the event the performance goals with respect thereto are achieved at target. The actual bonus amount payable shall be based on the achievement of performance goals to be mutually agreed upon by the Board and Dr. Schenk. The amount of any annual target bonus for which Dr. Schenk is eligible shall be reviewed by the Board from time-to-time. The employment agreement also provides for a grant of an option for 450,000 ordinary shares, vesting with respect to 25% of the shares on the first anniversary of the grant date and with respect to 1/48th of the shares on each monthly anniversary of the grant date thereafter, subject to continuous service to PBI through the applicable vesting date. During the term of his employment, Dr. Schenk may participate in benefit plans and programs as PBI may from time-to-time offer to or provide to its employees and executives, pursuant to the terms and eligibility requirements of those plans, provided that Dr. Schenk will be credited with all years of service he had with Elan and its affiliates through December 20, 2012 with respect to each such plans.
Upon a termination of Dr. Schenk’s employment for any reason, Dr. Schenk (or his estate) will be entitled to receive: (i) any portion of his annual base salary and annual target bonus earned but not paid through the date of termination, (ii) any unreimbursed business expenses, (iii) any accrued but unused vacation and/or floating holidays, and (iv) any amount arising from Dr. Schenk’s participation in, or benefits under, any employee benefit plans, programs or arrangements. In the event of Dr. Schenk’s termination of employment by PBI without cause (as defined below) by Dr. Schenk for good reason (as defined below) or because of Dr. Schenk’s death or disability, in each case, that occurs outside of the 12 month period commencing on the consummation of a change in control (as defined below) in addition to the general severance benefits described above, PBI will (i) pay in a lump sum cash payment an amount equal to 150% of Dr. Schenk’s annual base salary as of the date of termination; (ii) pay 100% of the annual target bonus in a lump sum cash payment; (iii) accelerate each outstanding equity award (including the option described above) held by Dr. Schenk with respect to that number of shares that would have vested had Dr. Schenk continued employment for the 18 month period immediately following the date of termination and extension of post-termination exercise period to 18 months from the date of termination; (iv) if Dr. Schenk elects to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), PBI will directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Schenk and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (X) the 18 month anniversary of the date of termination, (Y) the date that Dr. Schenk and/or his covered dependents, as applicable, become no longer eligible for COBRA or (Z) the date Dr. Schenk becomes eligible to receive healthcare coverage from a subsequent employer; and (v) if Dr. Schenk commences a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, PBI will pay for such program for a period of 12 months.
In the event of Dr. Schenk’s termination of employment by PBI without cause, by Dr. Schenk for good reason or because of Dr. Schenk’s death or disability, in each case, that occurs within the 12 month period commencing on the consummation of a change in control in addition to the general severance benefits described above, PBI will (i) pay in a lump sum cash payment an amount equal to 250% of Dr. Schenk’s annual base salary as of the date of termination; (ii) pay 250% of the annual target bonus in a lump sum cash payment; (iii) accelerate each outstanding equity award (including the option described above) held by Dr. Schenk with respect to 100% of the then unvested shares subject to such equity awards; (iv) if Dr. Schenk elects to receive continued healthcare coverage pursuant to COBRA, PBI will directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Schenk and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (X) the 18 month anniversary of the date of termination and (Y) the date Dr. Schenk, his covered dependents, if any, and his spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s); and (v) if Dr. Schenk commences a career transition assistance program sponsored or arranged for by PBI within 60 days following the date of termination, PBI will pay for such program for a period of 12 months.
“Cause” is defined in Dr. Schenk’s employment agreement as: (i) the willful and continued failure to substantially perform his duties with PBI (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to Dr. Schenk by the Board, which demand specifically identifies the manner in which the Board believes that Dr. Schenk has not substantially performed his duties and that has not been cured within thirty (30) days following receipt by him of the written demand; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of the Board is likely to cause or has caused material injury to our business; (iii) documented intentional misrepresentation or omission of material fact with respect to a significant matter relating to our business; or (iv) material breach of any agreement by and between Dr. Schenk and thus, which material breach has not been cured within thirty (30) days following receipt by Dr. Schenk of written notice from the Board identifying such material breach.
A “change in control” is defined in Dr. Schenk’s employment agreement as: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) individuals who as of the date the Board first consists of at least seven members constitute the Board (the “Original Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Board first consists of at least seven members shall be considered an Original Director if the individual’s election or nomination for election to the Board was approved by a vote of at least a majority of the Original Directors; but, provided further that any such individual whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation will not be considered an Original Director; (iv) a transaction as a result of which any person or company obtains the ownership directly or indirectly of the shares in the Company carrying more than fifty percent (50%) of the total voting power represented by the Company’s issued share capital in pursuance of a compromise or arrangement sanctioned by the court under Section 201 of the Irish Companies Act 1963, as amended, or becomes bound or entitled to acquire ordinary shares in the Company under Section 204 of the Irish Companies Act 1963, as amended; (v) any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities (e.g., issued shares), or (vi) certain similar transactions taking place with respect to PBI, as set forth more fully in Dr. Schenk’s employment agreement.
“Good Reason” is defined in Dr. Schenk’s employment agreement as: (i) a material diminution in Dr. Schenk’s base compensation; (ii) a material diminution in his authority, duties or responsibilities; (iii) a change in the geographic location at which he must perform his services that increases his one-way commute by more than thirty (30) miles; or (iv) a material breach of the agreement by PBI. Notwithstanding the foregoing, Dr. Schenk shall not have “Good Reason” unless the condition giving rise to his resignation continues more than thirty (30) days following his written notice of the condition provided to PBI within ninety (90) days of the first occurrence of such condition and his resignation is effective within one hundred eighty (180) days following the first occurrence of such condition.
Gene Kinney, Ph.D.
PBI has entered into an offer letter with Dr. Kinney which provides for at-will employment. Dr. Kinney has a starting annual base salary of $340,000 and is eligible to receive an annual performance bonus, with 40% of his annual base salary being payable in the event the performance goals with respect thereto are achieved at target. The actual bonus amount payable shall be based on the achievement of performance goals to be determined by the Board. Furthermore, the amount of any annual target bonus for which Dr. Kinney is eligible shall be reviewed by the Board from time-to-time. The offer letter also provides for a grant of an option for 200,000 ordinary shares, vesting with respect to 25% of the shares on the first anniversary of the grant date and with respect to 1/48th of the shares on each monthly anniversary of the grant date thereafter, subject to continuous service to the Company through the applicable vesting date. During the term of his employment, Dr. Kinney may participate in benefit plans and programs as PBI may from time-to-time offer to or provide to its employees and executives, pursuant to the terms and eligibility requirements of those plans, provided that Dr. Kinney will be credited with all years of service he had with Elan and its affiliates through December 20, 2012 with respect to each such plans.
Tran B. Nguyen
PBI has entered into an offer letter with Mr. Nguyen which provides for at-will employment. Mr. Nguyen has a starting annual base salary of $330,000 and is eligible to receive an annual performance bonus, with 40% of his annual base salary being payable in the event the performance goals with respect thereto are achieved at target. The actual bonus amount payable shall be based on the achievement of performance goals to be determined by the Board. Furthermore, the amount of any annual target bonus for which Mr. Nguyen is eligible shall be reviewed by the Board from time-to-time. The offer letter also provides for a grant of an option for 180,000 ordinary shares, vesting with respect to 25% of the shares on the first anniversary of Mr. Nguyen’s March 25, 2013 start date with PBI and with respect to 1/48th of the shares on each monthly anniversary of the start date thereafter, subject to continuous service to the Company through the applicable vesting date. During the term of his employment, Mr. Nguyen may participate in benefit plans and programs as PBI may from time-to-time offer to or provide to its employees and executives, pursuant to the terms and eligibility requirements of those plans.
Compensation and Benefits upon Termination
PBI adopted the Prothena Biosciences Inc Severance Plan at the time of the demerger from Elan. In March 2013, the Compensation Committee approved certain changes in the Prothena Biosciences Inc Amended and Restated Severance Plan (as amended, the “Severance Plan”). The Severance Plan aligns with market practices among publicly traded, biotechnology companies of a similar size. The following table summarizes the compensation and benefits payable upon termination and treatment of unvested equity for our named executive officers:

Compensation and Benefits upon Involuntary Termination

Name	Not in connection with a Change in Control	Within two years following Change in Control

Dale B. Schenk, PhD	No change to benefits provided in employment agreement, as described above under “Offer Letters and Employment Agreements–Dale B. Schenk, Ph.D.”
• No change to benefits provided in employment contract, as described above, except that a qualifying termination that occurs within 24 months of a change in control, rather than 12 months as provided for in Dr. Schenk’s employment agreement, shall be considered a termination in connection with a change in control.

Gene Kinney, PhD, Tran Nguyen

• 100% of annual base salary
• 100% of annual target bonus
• Acceleration of unvested shares that would have vested within 12 months following termination date and extension of post-termination exercise period to 12 months from the date of termination
• 12 months benefits continuation
• 12 months career transition assistance
• 150% of annual base salary • 150% of annual target bonus • Acceleration of all unvested shares • 12 months benefits continuation • 12 months career transition assistance
Proprietary Information and Inventions Agreements
Each of our named executive officers has entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2013, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
	(a)	(b)	(c)

Equity Compensation Plans Approved by Shareholders (1)	1,973,500	$7.50	676,500
Equity Compensations Plans Not Approved by Shareholders	n/a	n/a	n/a

Total	1,973,500	$7.50	676,500

(1)
Includes the 2012 Plan. The amounts shown under column (c) does not give effect to the additional shares we are requesting under the Amended and Restated 2012 Plan. See “Proposal No. 3 – Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Prothena under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.prothena.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Prothena’s audited consolidated financial statements as of and for the year ended December 31, 2013.
The audit committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by “PCAOB Auditing Standard No. 16 — Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee discussed with KPMG LLP their independence, and received from KPMG LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The audit committee also has engaged KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and is seeking ratification of such selection by the shareholders.

Audit Committee
Dr. Christopher S. Henney
Dr. Lars G. Ekman
Richard T. Collier

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our executive officers or directors or beneficial owner of more than 5% of our ordinary shares, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements contain provisions that require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Separation from Elan
For purposes of the separation of the Prothena business from Elan, governing the ongoing relationship between Elan and us after the separation and distribution and providing for an orderly transition, we and Elan have entered into certain agreements. The terms of each of these agreements were negotiated with Elan while certain of our subsidiaries were each wholly-owned subsidiaries of Elan and thus, the transactions contemplated by these agreements constitute related-party transactions.
Pre-Demerger Restructuring Transactions
Prior to the effective time of the separation of the Prothena business from Elan and pursuant to a series of internal reorganization transactions between and among Elan and certain of its subsidiaries which remained with Elan following the separation and distribution, on the one hand, and certain of our subsidiaries, on the other hand, Elan allocated, assigned and transferred, or caused to be allocated, assigned and transferred, to our subsidiaries the assets and liabilities that comprise our business.
Amended and Restated Intellectual Property License and Contribution Agreement
Pursuant to an Amended and Restated Intellectual Property License and Contribution Agreement, as amended, Elan, Crimagua Limited (“Crimagua”), Elan Pharma International Limited (“EPIL”) and Elan Pharmaceuticals, Inc. (“EPI”) (collectively, the “Elan Parties”) conveyed ownership of patents, patent applications, biological materials, chemical materials and other intellectual property to Neotope Biosciences relating to (i) NEOD001 compositions and methods (including U.S. Patent Nos. 7,928,203, 8,268,973, 8,404,815, and 8,124,081) and (ii) immunotherapeutic approaches targeting various misfolding proteins, including synuclein, AA amyloid, AL amyloid, type 2 diabetes targets and other targets, but specifically excluding amyloid beta peptide (including U.S. Patent Nos. 7,919,088, 8,092,801, 8,147,833, 8,609,820 and 8,506,959). The Elan Parties also conveyed to Neotope Biosciences any liabilities relating to the assets so conveyed, subject to the terms of the Demerger Agreement described below, including Elan’s agreement in the Demerger Agreement to pay a portion of the Trade Payables as described below.
In addition, under the agreement, the Elan Parties licensed to Neotope Biosciences, on an exclusive, fully paid, perpetual, irrevocable (except as may be terminated as described below) and royalty free basis (with the right to grant sublicenses), to conduct research and development activities and to make, have made, use, offer for sale, sell and import products solely for the Projects (as described below) under (i) patent rights relating to synuclein antibodies, synuclein immunogens and synuclein animal models, or Synuclein Patent Rights, and (ii) biological material relating to synuclein antibodies, control antibodies and reagents as scheduled in the agreement, or Specified Biological Material. “Projects” means research, development and commercialization activities directed to the use, in the diagnosis, prevention and treatment of diseases, of active and passive immunotherapeutic approaches directly targeting certain targets named in the agreement (including, among others, synuclein, tau and certain targets relating to type 2 diabetes, but not amyloid beta peptide).
This agreement provides for the termination of the licenses from the Elan Parties to Neotope Biosciences under (i) certain of the Synuclein Patent Rights and (ii) the Specified Biological Material with respect to any Projects that are “inactive” (i.e. Projects which Prothena has funded at an average annual rate of less than $75,000 over a period of two calendar years, including both internal and external expenditures in the aggregate).
The agreement also provides for the sublicense from the Elan Parties to Neotope Biosciences, on a paid-up, worldwide, exclusive basis (with the right to grant sublicenses) solely for the Projects, to make, use, offer for sale, sell and import products under rights in identified patents and patent applications that are currently owned by Janssen Alzheimer Immunotherapy, or Janssen AI, that relate to immunotherapeutic approaches targeting misfolding proteins. The term of the sublicense to Neotope Biosciences is co-extensive with the expiration of the patent term of the sublicensed patents. Under Elan’s agreement with Janssen AI, Janssen AI granted a paid-up, worldwide, exclusive license (with the right to grant sublicenses) to Crimagua and any affiliate designated by Crimagua, under certain patents and patent applications owned by Janssen AI, solely for purposes outside the field of treatment and/or prevention of human neurodegenerative conditions associated with beta amyloid deposition; the Elan Parties in turn sublicense to Neotope Biosciences, on an a paid-up, worldwide, exclusive basis (with the right to grant sublicenses) the patents and patent applications licensed from Janssen AI. In the event that patents issue under certain of the patent applications owned by Janssen AI that solely contain claims outside the field of treatment or prevention of human neurodegenerative conditions associated with beta amyloid deposition, Elan’s agreement with Janssen AI provides that ownership of the issued patents will be conveyed by Janssen AI to Elan or its designated affiliate; the Elan Parties in turn convey ownership of any such issued patents to Neotope Biosciences.
The agreement clarifies (as described above) the assets contributed and licenses granted by EPIL to an affiliate of Neotope Biosciences in 2010, in exchange for shares in such affiliate, which assets and licenses were immediately thereafter assigned by such affiliate to Neotope Biosciences in exchange for shares in Neotope Biosciences with a value equal to approximately $1.8 million.
Intellectual Property License and Conveyance Agreement
Pursuant to an Intellectual Property License and Conveyance Agreement, in exchange for $375,000, EPIL and EPI (collectively, the “EP Parties”) conveyed ownership of patents, patent applications, biological materials, chemical materials and other intellectual property to Neotope Biosciences relating to (i) immunotherapeutic approaches targeting melanoma cell adhesion molecule, or MCAM, and certain other targets and (ii) certain small molecules targeting synuclein. Neotope Biosciences also assumed any liabilities relating to the assets acquired under the agreement, subject to the terms of the Demerger Agreement, including Elan’s agreement in the Demerger Agreement to pay a portion of the Trade Payables as described below.
In addition, under the agreement, the EP Parties licensed to Neotope Biosciences, on an exclusive, fully paid, perpetual, irrevocable (except as may be terminated as described below) and royalty free basis (with the right to grant sublicenses), to conduct research and development activities and to make, have made, use, offer for sale, sell and import products solely for the Additional Projects (as described below) under (i) Synuclein Patent Rights and (ii) compounds and biologic material relating to synuclein antibodies, control antibodies and reagents as scheduled in the agreement, or Specified Material. “Additional Projects” means research, development and commercialization activities directed to the use, in the diagnosis, prevention and treatment of diseases, of (i) active and passive immunotherapeutic approaches directly targeting MCAM, Laminin, advanced glycation end products, and damaged myelin and (ii) small molecule compounds that target synuclein and are identified in the agreement.
 The agreement provides that for the termination of the licenses from the EP Parties to Neotope Biosciences under (i) certain of the Synuclein Patent Rights and (ii) Specified Material with respect Additional Projects that are “inactive” (i.e. Additional Projects which Prothena has funded at an average annual rate of less than $75,000 over a period of two calendar years, including both internal and external expenditures in the aggregate).
Asset Purchase Agreement
Pursuant to an Asset Purchase Agreement, we purchased from EPI, in exchange for $3.0 million, (i) the laboratory and other capital equipment used at our laboratory facility in South San Francisco, California, including without limitation equipment relating to antibody generation, antibody engineering, biochemistry, cell biology and histopathology/pharmacology and (ii) certain prepayments (including prepaid rent) and receivables due Prothena, in each case relating to our business. We also assume any liabilities relating to or associated with the assets we acquire under the agreement.
Demerger Agreement
We have entered into a Demerger Agreement with Elan that sets forth the principal actions required in connection with the separation and distribution. It also sets forth other agreements that govern certain aspects of our relationship with Elan following the separation and distribution.

Transfer of Prothena Business
The Demerger Agreement transferred the entire outstanding share capital of Neotope Biosciences to us in consideration for the allotment of 99.99% of our outstanding shares to Elan’s shareholders, so that each of Elan and us ultimately retained the assets of, and the liabilities associated with, our respective businesses.
The Distribution
The Demerger Agreement governed the rights and obligations of Elan and us regarding the separation and distribution and the allotment and issuance of 99.99% of our outstanding shares to Elan’s shareholders.
Representations and Warranties
Except as expressly set forth in the Demerger Agreement, neither we nor Elan made any representation or warranty in connection with the separation and distribution.
Releases
Except as otherwise provided in the Demerger Agreement, each party released and forever discharged the other party and its respective subsidiaries and affiliates from all (a) liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the distribution date and (b) liabilities specifically assumed by a party pursuant to the Demerger Agreement. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation pursuant to the Demerger Agreement.
Certain Payables and Accruals
The Demerger Agreement provides that Elan is obligated to pay 50% of all trade payables and operating accruals (“Trade Payables”) and 100% of all payroll and bonus accruals that were incurred by Prothena through the effective date of the distribution.
Indemnification
The Demerger Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the Prothena Business with us and financial responsibility for the obligations and liabilities of Elan’s business with Elan, including indemnification of Prothena by Elan of any liabilities arising out of the litigation involving the Alzheimer’s Institute of America that was previously dismissed with prejudice and is pending appeal.
Further Assurances
To the extent that any transfers contemplated by the Demerger Agreement were not consummated on the distribution date, the Demerger Agreement provided that the parties would cooperate to effect such transfers as promptly as practicable thereafter. In addition, each of the parties agreed to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Demerger Agreement.
Exchange of Information
The Demerger Agreement provides that we and Elan will exchange certain information reasonably required to comply with reporting, filing, audit, litigation, regulatory and other obligations, subject to certain exceptions.
Confidentiality
Each party agrees to treat as confidential and not disclose confidential information of the other party except in specific circumstances identified in the separation agreement.
Legal Matters
In general, the Demerger Agreement provided that, effective upon the separation and distribution, each party to the Demerger Agreement will assume liability for all pending and threatened legal matters related to its own business or assumed or retained liabilities and would indemnify the other party for any liability to the extent arising out of or resulting from such assumed legal matters. Each party will cooperate in defending any claims against the other for events that took place prior to, on or after the date of the separation of the Prothena Business from Elan.
Business Opportunities
The Demerger Agreement provides that neither we nor Elan nor our respective affiliates will have any duty to refrain from engaging in similar activities or lines of business or doing business with suppliers or customers, and both we and Elan acknowledge that neither of us will have any duty to communicate or offer any business opportunities to the other.
Dispute Resolution
In the event of a dispute relating to the Demerger Agreement between us and our subsidiaries and other affiliates, on the one hand, and Elan and its other subsidiaries and other affiliates, on the other hand, the Demerger Agreement provides for the following procedures:

•	first, the parties will use commercially reasonable efforts to resolve the dispute through negotiations between our representatives and Elan’s representatives;

•	if negotiations fail, then the parties will attempt to resolve the dispute through non-binding mediation; and

•	if mediation fails, then the parties may seek relief in any court of competent jurisdiction.
Contractual Restrictions
During the term of the Transitional Services Agreement, and for one year thereafter, neither we nor Elan will be permitted to solicit each other’s employees for employment without the other’s consent.
Expenses
Except as expressly set forth in the Demerger Agreement, all fees and expenses incurred in connection with the separation from Elan will be paid by the party incurring such fees or expenses.
Subscription and Registration Rights Agreement
Prior to consummation of the separation and distribution, and as a condition to such completion, we, Elan and Elan Science One Limited, a wholly-owned subsidiary of Elan (“Subscriber”), entered into a Subscription and Registration Rights Agreement. The Subscription and Registration Rights Agreement sets forth certain terms and conditions related to the subscription for 18% of the outstanding Prothena ordinary shares (as calculated immediately following the consummation of such subscription) by Subscriber immediately following the separation and distribution and concerning the rights of the parties in respect of such ownership from and after the separation and distribution.
Subscription
Immediately following consummation of the separation and distribution, Subscriber subscribed, and Prothena issued to Subscriber, ordinary shares of Prothena, representing approximately 18% of the outstanding ordinary shares of Prothena (as calculated immediately following the consummation of such subscription), for a cash payment of $26.0 million.
Registration Rights
Subscriber is entitled to customary demand registration rights, provided, however, that Subscriber may not initiate more than six requests to exercise its demand registration rights (which include any shelf underwritten offerings) in the aggregate. Withdrawn requests will not count toward the total of six requests if certain conditions are satisfied. If Prothena is eligible to do so, the purchasing entity may request that it file an automatic shelf registration statement.
In addition, Subscriber is entitled to customary piggyback registration rights, pursuant to which it may request that its shares be included in any offering of securities of the same class that Prothena initiates in its own right or on behalf of another shareholder.

Voting
Subscriber has agreed to vote our ordinary shares that Subscriber was allotted and issued immediately after the separation and distribution in proportion to the votes cast by our other shareholders. In connection with such agreement, Subscriber granted us a proxy to vote our ordinary shares held by Elan in such proportion. This proxy, however, will be automatically revoked as to a particular share upon any sale or transfer of such share from Subscriber to a person other than Elan or any of Elan’s subsidiaries.
DTC Eligibility
We will use our reasonable best efforts to take such other steps as may be requested by Subscriber so as to allow Subscriber to hold its shares in book-entry form and eligible for the depository and book-entry transfer services of The Depository Trust Company.
Term and Termination
Except with respect to the indemnification obligations set forth therein, which will survive the termination, the Subscription and Registration Rights Agreement will terminate upon the registration or other sale, transfer or disposition of all the Prothena ordinary shares subscribed for pursuant to the Subscription and Registration Rights Agreement to a party other than Elan or any of its subsidiaries.
Tax Matters Agreement
We entered into a Tax Matters Agreement with Elan under which tax liabilities relating to taxable periods before and after the separation and distribution will be computed and apportioned between the parties, and responsibility for payment of those tax liabilities (including any taxes attributable to the separation and distribution) will be allocated between us. Furthermore, the agreement sets forth the rights of the parties in respect of the preparation and filing of tax returns, the handling of audits or other tax proceedings and assistance and cooperation and other matters, in each case, for taxable periods ending on or before or that otherwise include the date of the separation and distribution. The agreement will automatically terminate upon the termination of the Demerger Agreement.
Transitional Services Agreement
We entered into a Transitional Services Agreement with Elan on December 20, 2012 as amended in March 2013, under which, Elan will provide to us, and we will provide to Elan, specified services to help ensure an orderly transition following the Separation and Distribution. The services provided by Elan under the agreement include CMC/quality assurance, information technology services, facilities services, company secretarial services, finance services, legal services, compliance services and human resources services. The services provided by Prothena include finance services and assisting in reviewing proposed Elan publications related to work done at Elan prior to separation. The agreement expired on December 31, 2013, the last time period for the performance of services thereunder.
Both we and Elan are permitted to terminate the agreement (to the extent it relates to any particular transitional service) with 15 days’ notice with respect to services provided by the other party or if the other party breaches any of its significant obligations under the agreement and does not cure such breach within 20 business days of receiving written notice from the other party. In addition, either party may terminate the agreement if a receiver, examiner or administrator is appointed with respect to any of the other party’s assets or the other company is struck off the Register of Companies in its jurisdiction of organization.
The payment terms of the agreement generally provide that Prothena will pay Elan for the time spent by each Elan employee providing the services, which will be calculated by the portion of the employee’s time dedicated to the provision of the services, plus 40%. The time for each employee will be calculated using one of two specified rates per annum depending on the employee’s wage band. Similarly, Elan will pay Prothena for the time spent by each Prothena employee providing services to Elan, which will be an agreed percentage of the employee’s time, based on the cost of providing those services plus 40% and including, as applicable, any fees for any services from Elan or Prothena provided by third party providers and invoiced to the recipient at cost. The services from Prothena will also be calculated using one of two specified rates per annum depending on the employee’s wage band. As of December 31, 2013, we have incurred $0.5 million in TSA expenses.

Research and Development Services Agreement
In December 2012, as amended in March 2013, we entered into a Research and Development Services Agreement with Elan, pursuant to which we will provide certain research and development services to Elan. The agreement, among other things, sets out the scope of the services, the consideration to be paid for the services and the general principles around ownership of intellectual property as it relates to the services. The agreement has a term of two years. Either party is entitled to terminate the agreement at any time by notice in writing to the other party if there has been an uncured material breach by the other party or if the other party becomes insolvent or if the other party is in breach of any of its confidentiality obligations under the agreement. The services provided for under the agreement include support for the ELND005 program (which include the provision of expert advice and opinion in the areas of nonclinical safety/toxicology and pharmacology, regulatory support for nonclinical sections of pertinent documents, conducting and interpreting externally conducted nonclinical studies, and support in respect of the identification and maintenance of nonclinical expert advisors as required). These services are substantially similar to research services performed by Prothena for Elan prior to the Separation and Distribution.
The payment terms of the agreement provide that Elan will pay Prothena: (i) a fixed charge of $500,000 per year based on a charge for two Prothena employees providing the services at a rate of $250,000 each per annum, (ii) if the $500,000 fixed charge has been paid in any year, a variable charge of $250,000 per year for any additional Prothena employee that provides services for such year (calculated pro rata based on the number of days the Prothena employee provides services in such year), (iii) research costs including direct overheads and (iv) a mark-up of 10% applied to the fixed charge, variable charge (if any) and research costs such that the total payment reflects a cost-plus standard. The research costs include a fixed monthly charge to account for lab space and capital equipment used by Elan, for so long as Elan uses such lab space and capital equipment. The payments will be made on a monthly basis.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar or related transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
In addition, under our code of conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our legal department, or, if the employee is an executive officer, to our Board.
In considering related-person transactions, our audit committee (or other independent body of our Board) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
ANNUAL REPORTS
The 2013 Annual Report to Shareholders (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those shareholders that received a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2013 Annual Report to Shareholders at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2013 Annual Report to Shareholders may also be directed to the Secretary, 25-28 North Wall Quay, Dublin 1, Ireland.
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Prothena shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, 25-28 North Wall Quay, Dublin 1, Ireland.

By Order of the Board of Directors

Dr. Lars G. Ekman
Chairman of the Board of Directors
March 31, 2014

APPENDIX A

PROTHENA CORPORATION PLC
AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN

PROTHENA CORPORATION PLC
AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN

The purposes of the Amended and Restated 2012 Long Term Incentive Plan (the “Plan”) are to advance the interests of Prothena Corporation plc (the “Company”) and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for shareholders by aligning the interests of such persons with those of shareholders. This Plan constitutes an amendment and restatement of the Prothena Corporation plc 2012 Long Term Incentive Plan (the “Original 2012 Plan”). In the event that the Company’s shareholders do not approve the Plan, the Original 2012 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Company’s board of directors.

1.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Act” means the Companies Act 1963 as amended from time to time. References to any provision of the Act shall be deemed to include successor provisions thereto and regulations thereunder.
(b)“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.
(c)“Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Award, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.
(d)“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
(e)“Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(f)“Board” means the Board of Directors of the Company.
(g)“Change in Control” means:
(i)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (however effected, including by general offer or court-sanctioned compromise, arrangement or scheme under the Act or otherwise) if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;
(ii)    The sale, transfer or other disposition of all or substantially all of the Company’s assets;
(iii)    Individuals who as of the date the Board first consists of at least seven members constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Board first consists of at least seven members shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors; but, provided further that any such person whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iv)    Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities (e.g., issued shares). For purposes of this subsection (v), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any Subsidiary and (ii) a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company.
(v)    Notwithstanding the foregoing, in the case of an Award that constitutes deferred compensation subject to section 409A of the Code, the definition of “Change in Control” set forth above shall not apply, and the term “Change in Control” shall instead mean a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of section 409A(a)(2)(A)(v) of the Code and the regulations and guidance issued thereunder, but only to the extent this substitute definition is necessary in order for the Award to comply with the requirements prescribed by section 409A of the Code.
(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.
(i)    “Committee” means (i) with respect to Awards that are not intended to be “qualified performance-based compensation” under section 162(m) of the Code and are not made to an individual subject to Section 16 of the Exchange Act, the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan, (ii) with respect to Awards that are intended to be “qualified performance-based compensation” under section 162(m) of the Code or made to an individual subject to Section 16 of the Exchange Act, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury Regulations and “non-employee directors” as defined by Rule 16b-3.
(j)    “Company” means Prothena Corporation plc, a public limited company organized under the laws of Ireland, or any successor corporation.
(k)    “Control” means the ownership directly or indirectly of shares in a company carrying more than 50% of the total voting power represented by that company’s issued share capital.
(l)    “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.
(m)    “Dividend Equivalent” means a right, granted under Section 4(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(n)    “Effective Date” has the meaning set forth in Section 9(m) below.
(o)    “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.
(q)    “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share during regular trading hours on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded). The Committee may determine that, for an Award, the Fair Market Value of Shares shall mean the average of the closing price per Share during regular trading hours for a period, not to exceed 30 days, preceding the date in question on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.
(r)    “Full Value Award” means any Award granted under the Plan other than an Option or a Share Appreciation Right.
(s)    “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code.
(t)    “NQSO” means any Option that is not an ISO.
(u)    “Option” means a right, granted under Section 4(b), to purchase Shares.
(v)    “Other Share-Based Award” means a right, granted under Section 4(h),that relates to or is valued by reference to Shares.
(w)    “Participant” means an Eligible Person who has been granted an Award under the Plan.
(x)    “Performance Award” means a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, granted under Section 4(f).
(y)    “Performance Period” has the meaning set forth in Section 4(f)(i) below.
(z)    “Performance Stock Unit” shall mean a Performance Award awarded under Section 4(f) which is denominated in Shares or their cash equivalent.
(aa)    “Plan” means this Amended and Restated 2012 Long Term Incentive Plan, as amended from time to time.
(bb)    “Restricted Shares” means an Award of Shares under Section 4(d) that may be subject to certain restrictions and to a risk of forfeiture.
(cc)    “Restricted Share Unit” means a unit representing the Company’s obligation to deliver or issue one Share for each such unit, granted under Section 4(e), or the cash equivalent, at the end of a specified deferral period.
(dd)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act.
(ee)    “SAR” or “Share Appreciation Right” means the right, granted under Section 4(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash or Shares as specified in the Award or determined by the Committee.
(ff)    “Share” means one ordinary share, par value $ 0.01, in the capital of the Company.
(gg)    “Subsidiary” means any company which is, for the time being, a subsidiary of the Company within the meaning of section 155 of the Act. For the avoidance of doubt, and provided it is not in conflict with the Act, this shall include any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
(hh)    “Substitute Award” has the meaning set forth in Section 3(e) below.
(ii)    “Termination of Service” means, unless otherwise defined in an applicable Award Agreement, that a Participant is no longer employed by, providing consulting services to nor a director of the Company, its Subsidiaries and its Affiliates, as the

case may be. A Participant employed by or providing service to a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment or service because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

2.	Administration.
(a)    Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
(i)    to select Eligible Persons to whom Awards may be granted;
(ii)     to designate Affiliates;
(iii)    to determine the type or types of Awards to be granted to each Eligible Person;
(iv)    to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
(v)    to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares or other Awards, or an Award may be cancelled, forfeited, exchanged, or surrendered;
(vi)    to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;
(vii)    to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;
(viii)    to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(ix)    to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument thereunder;
(x)    to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;
(xi)    to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and
(xii)    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
(b)    Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. By accepting an Award under the Plan, each Eligible Person accepts the authority and discretion of the Committee as set forth in, and exercised in accordance with, this Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.
(c)    Limitation of Liability. Each member of the Committee shall be entitled to rely or act upon, in good faith, any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
(d)    No Option or SAR Repricing Without Shareholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the base amount of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original Options or SARs without shareholder approval. No amendment or adjustment under this Section 2(d) shall have the effect of reducing the amount payable for a Share to less than the par value of a Share.

3.	Shares Subject to the Plan.
(a)    Subject to adjustment as provided in Section 3(c), the total number of Shares reserved for issuance in connection with Awards under the Plan is 5,550,000; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.5 Shares for each Share delivered in settlement of any Full Value Award. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. Shares issued or transferred under the Plan may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent any Options or SARs are forfeited, cancelled, terminated, exchanged or surrendered without having been exercised, the Shares subject to such Awards shall again be available for all purposes of the Plan, provided that the following Shares shall not be added to the Shares available for issuance under the Plan: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a SAR; (iii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof. If and to the extent any Full Value Awards are forfeited or terminated, or otherwise not paid in full, or the Shares subject thereto are withheld or surrendered for purposes of satisfying the minimum tax withholding obligations under Section 9(c), the Shares available under the Plan shall be increased by 1.5 Shares subject to such Full Value Award that is forfeited, terminated, not paid in full, withheld or surrendered. To the extent an Award is settled in cash, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for all purposes of the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised. For the avoidance of doubt, if Shares are repurchased on the open market with proceeds of the exercise price of Options, such Shares may not again be made available for issuance under the Plan.
(b)    The maximum aggregate number of Shares with respect to which one or more Awards may be made under the Plan to any individual during any calendar year shall be 750,000 Shares, subject to adjustment as described below and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are cancelled shall continue to be counted against the limitations provided for herein.

(c)    In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan and the manner in which shares subject to Full Value Awards will be counted, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with section 424(a) of the Code, unless the Committee determines otherwise; provided further, however, that no adjustment shall be made pursuant to this Section 3 that causes any Award to be treated as deferred compensation pursuant to section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. No amendment or adjustment under this Section 3(c) shall have the effect of reducing the amount payable for a Share to less than the par value of a Share. In addition, in the event of a Change of Control, the provisions of Section 7 shall apply. Any adjustments determined by the Committee shall be final, binding and conclusive.
(d)    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.
(e)    In connection with the acquisition of any business by the Company or any of its Subsidiaries, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion. Shares subject to any such outstanding grants that are assumed or replaced by Awards under the Plan in connection with an acquisition (“Substitute Awards”) shall not reduce the aggregate share limit set forth in Section 3(a), consistent with applicable stock exchange requirements. Notwithstanding any provision of the Plan to the contrary, Substitute Awards shall have such terms as the Committee deems appropriate, including without limitation exercise prices or base prices on different terms than those described herein, provided that the terms of such Substitute Awards shall not have the effect of reducing the amount payable for a Share to less than the par value of a Share. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available Shares under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Awards under this Plan and shall not reduce the aggregate share limit set forth in Section 3(a), subject to applicable stock exchange requirements.
(f)    Full Value Awards made to employees or consultants of the Company, a Subsidiary or an Affiliate shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, disability, retirement, any other specified Termination of Service or in the event of a Change in Control.

4.	Specific Terms of Awards.
(a)    General. Awards may be granted on the terms and conditions set forth in this Section 4. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants.

(b)    Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:
(i)    Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share shall not be less than the Fair Market Value per Share on the date of grant.
(ii)    Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.
(iii)    Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (cash or Shares), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.
(iv)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.
(c)    SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)    Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant).
(ii)    Other Terms. The Committee shall determine, at the time of grant, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement (whether paid in the form of cash, in Shares of stock or a combination of the two), method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.
(d)    Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:
(i)    Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares or set forth in Section 4(d)(iv) below, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon (subject to clause (iv) below).
(ii)    Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of

Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.
(iii)    Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.
(iv)    Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, consistent with the requirements of section 409A of the Code, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed. Payment of any dividends deferred pursuant to this subsection (iv) shall be made only upon an event permitted by section 409A of the Code. Dividends may accrue on unearned Performance Awards but shall not be payable unless and until the applicable performance goals are met.
(e)    Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:
(i)    Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person), but consistent with the requirements of section 409A of the Code. In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.
(ii)    Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.
(iii)    Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit that is not a Performance Stock Unit at the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit, consistent with the requirements of section 409A of the Code and the amount or value thereof paid in cash pursuant to the vesting schedule of the Restricted Share Unit or automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect. Payment of any Dividend Equivalents deferred pursuant to this subsection (iii) shall be made only upon an event permitted by section 409A of the Code. Dividend Equivalents may accrue on unearned Performance Stock Units but shall not be payable unless and until the applicable performance goals are met.

(f)    Performance Awards. The Committee is authorized to grant Performance Awards to Eligible Persons on the following terms and conditions:
(i)    The Committee is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Person and to determine whether such Performance Awards shall be “qualified performance-based compensation” under section 162(m) of the Code. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the performance criteria set forth in Section 8(c) or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Committee. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Committee.
(ii)    Without limiting Section 4(f)(i), the Committee may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective performance goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to be “qualified performance-based compensation” under section 162(m) of the Code shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 8.
(iii)    Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Awards. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Awards for which different Performance Periods are prescribed.
(iv)    Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, and the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a Participant as an Award if the relevant measure of Company performance for the Performance Period is met.
(v)    Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.
(vi)    Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Awards for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Awards will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Awards.
(vii)    Payment. Each Performance Award may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Award or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.
(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. Dividend Equivalents shall not be granted with respect to Options or SARs. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued, when the underlying Award vests or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying

Full Value Awards to which they relate. Dividend Equivalents may accrue on unearned performance-based Full Value Awards but shall not be payable unless and until such performance goals are met.
(h)    Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 4(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 4(h).
(i)    Payment of par value of Shares. The Committee may require that a condition of the delivery of Shares under Section 4(b), 4(c), 4(d), 4(e) or 4(f) above is that the Participant pays the par value of Shares to the Company prior to delivery of the Shares, if required to do so under the Act.

5.	Certain Provisions Applicable to Awards.
(a)    Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. Subject to the provisions of Section 2(d) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Substitute Award shall be determined by the Committee, in its discretion.
(b)    Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under section 422 of the Code).
(c)    Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property (if permissible under section 409A of the Code and the Act), and may be made in a single payment or transfer, in installments, or on a deferred basis, consistent with the requirements of section 409A of the Code and the Act. The Committee may make rules relating to installment or deferred payments with respect to Awards, consistent with the requirements of section 409A of the Code, including the rate of interest, if any, to be credited with respect to such payments.
(d)    Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan and applicable law, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of the Company or its Subsidiaries and Affiliates.

6.	Transferability of Awards.
(a)    Restrictions on Transfer. Except as described in this Section 6, or unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. A Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.
(b)    Transfer of NQSOs. Notwithstanding the foregoing, the Committee may provide in a Award Agreement that a Participant may transfer NQSOs to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a NQSO and the transferred NQSO shall continue to be subject to the same terms and conditions as were applicable to the NQSO immediately before the transfer.

7.	Change in Control Provisions.
(a)    Assumption of Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Awards shall be converted to similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation).
(b)    Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards: (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change in Control, (ii) determine that the restrictions and conditions on outstanding Restricted Shares, Restricted Share Units, Performance Awards shall lapse, in whole or in part, upon the Change in Control, (iii) determine that Eligible Persons holding Restricted Share Units, Performance Stock Units, Dividend Equivalents and Other Share-Based Awards shall receive a payment in settlement of such Restricted Share Units, Performance Stock Units, Dividend Equivalents, and Other Share-Based Awards in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and SARs exceeds the exercise price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Awards shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a) above).

8.	Qualified Performance-Based Compensation.
(a)    Designation as Qualified Performance-Based Compensation. The Committee may determine that Restricted Shares, Restricted Share Units, Performance Awards, Dividend Equivalents or Other Share-Based Awards granted to an employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 8 shall apply to any such Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 8 or otherwise.
(b)    Performance Goals. When Restricted Shares, Restricted Share Units, Performance Awards, Dividend Equivalents or Other Share-Based Awards that are considered to be “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. As to Awards identified by the Committee as “qualified performance-

based compensation,” the Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable upon achievement of the designated performance goals.
(c)    Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.
(d)    Timing of Establishment of Goals. The Committee shall pre-establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code, provided that the outcome is substantially uncertain at the time of the Committee actually established the goal.
(e)    Certification of Results. The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award Agreement.
(f)    Death, Disability or Other Circumstances. The Committee may provide in the Award Agreement that Awards under this Section 8 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

9.	General Provisions.
(a)    Compliance with Legal and Trading Requirements.
(i)    The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable Irish law, US federal, state and other applicable laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any Irish law, US state, federal or other applicable law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under Irish law, US federal or state law or other applicable law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.
(ii)    With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that ISOs comply with the applicable provisions of section 422 of the Code, and Awards of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify a Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(b)    No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with any right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time, subject to applicable law.
(c)    Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of minimum withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem necessary or advisable under applicable laws to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Irish law, US federal, state and other applicable law.
(d)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under (i) the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, (ii) the Act, (iii) section 162(m) of the Code or (iv) as it applies to ISOs, to the extent such shareholder approval is required under section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. Notwithstanding any provision to the contrary herein, the Plan and any Award Agreements issued under the Plan may be amended, without the consent of a Participant, in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with, or perfect an exemption from, section 409A of the Code.
(e)    No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.
(f)    Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
(g)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(h)    Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
(j)    Employees Subject to Taxation outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(k)    Company Policies. All Awards granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.
(l)    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Ireland, without giving effect to principles of conflict of laws thereof.
(m)    Effective Date. The Plan (as amended and restated) shall become effective as of the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders (the “Effective Date”). No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the Effective Date.
(n)    Section 409A. The Plan is intended to comply with section 409A of the Code, or an exemption, and payments may only be made under the Plan upon an event and in a manner permitted by section 409A of the Code, to the extent applicable. Notwithstanding anything in this Plan to the contrary, if required by section 409A of the Code, if a Participant is considered a “specified employee” for purposes of section 409A and if payment of any Award under this Plan is required to be delayed for a period of six months after “separation from service” within the meaning of section 409A of the Code, payment of such Award shall be delayed as required by section 409A, and the accumulated amounts with respect to such Award shall be paid in a lump sum payment within ten (10) days after the end of the six (6) month period. If the Participant dies during the postponement period prior to the payment of benefits, the amounts withheld on account of section 409A shall be paid to the Participant’s Beneficiary within sixty (60) days after the date of the Participant’s death. For purposes of section 409A of the Code, each payment under the Plan shall be treated as a separate payment. In no event shall a Participant, directly or indirectly, designate the calendar year of payment. To the extent that any provision of the Plan would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of Federal, state, local or other tax law.
(o)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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M72018-P48330

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTHENA CORPORATION PLC

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a) Dr. Dale B. Schenk	☐	☐	☐
1b) Dr. Dennis J. Selkoe	☐	☐	☐
1c) Mr. Richard T. Collier	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please note that our Irish Statutory Accounts will be made available at the website below on, or before, April 4, 2014.

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be shareholder(s) of the Company. If you wish to appoint a person other than the individuals designated herein, please contact the Secretary of the Company and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a shareholder from attending and voting at the Annual General Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Combined 10-K/Notice & Proxy Statement are available at www.proxyvote.com. The Irish Statutory Accounts will be available at this website on, or before, April 4, 2014.

M72019-P48330

PROTHENA CORPORATION PLC
Annual General Meeting of Shareholders
May 21, 2014 8:00 A.M., Local Time
This proxy is solicited by the Board of Directors

The undersigned having received the notice of the 2014 Annual General Meeting of Shareholders of Prothena Corporation plc (the "Company"), to be held on May 21, 2014, at 8:00 A.M., Local Time, at the Four Seasons Hotel Dublin, Simmonscourt Road, Dublin 4, Ireland, and the proxy statement, appoints Dr. Lars Ekman and Ms. Yvonne Sheehy, and each of them acting individually, as the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the ordinary shares of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Annual General Meeting and at any adjournment or postponement thereof, and the undersigned directs that this proxy be voted as specified herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1, "FOR" PROPOSALS NO. 2 AND NO. 3, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH SHARES.

Continued and to be signed on reverse side